                                                                    EXHIBIT 10.1

                            SECOND SUBLEASE AGREEMENT

1.    PARTIES

      THIS SECOND SUBLEASE AGREEMENT (the "Sublease") is entered into as of the 2nd day of May, 2005, by and between INTERNET COMMERCE CORPORATION ("SUBLESSEE"), and BIANCO HOPKINS & ASSOCIATES, INC. ("SUBLESSOR"), as a Sublease under the Master Lease dated March 27, 2003, entered into by CORNERS REALTY CORPORATION, INC. ("CORNERS REALTY"), as Lessor, and HITACHI ELECTRONIC DEVICES (USA), INC ("HITACHI"), under the Master Lease, as Lessee, and the related Sublease Agreement dated March 17, 2004, between Hitachi and Sublessor (the "First Sublease"). A copy of said Master Lease and the First Sublease are attached hereto, marked Sublease Exhibit "B," and incorporated herein by reference.

      This agreement will hereafter be a sublease under the First Sublease and the Master Lease.

2.    PROVISIONS CONSTITUTING SUB-SUBLEASE

      This Sublease is subject to all of the terms and conditions of this Second Sublease Agreement including those contained in the Special Stipulations attached hereto marked as Sublease Exhibit "A." This Sublease also adopts by reference all those provisions of the Lease Agreement and the First Sublease attached hereto as Sublease Exhibit "B" except where such provisions are directly in conflict with the provisions of this Second Sublease Agreement. Accordingly, Sublessee shall be obligated hereunder the same as Hitachi under the Lease Agreement.

3.    PREMISES

      Sublessor leases to Sublessee and Sublessee hires from said Sublessor the premises situated at 6025 Corners Parkway, Suite 100, in the City of Norcross, County of Gwinnett, State of Georgia, 30092 (the "Premises") and consisting of approximately 12,949 rentable square feet. Sublessee leases the Premises in its "as-is" condition.

4.    TERM

      4.1 Term. The term of this Sublease shall be for a period commencing on July 1, 2005 (Commencement Date) and ending on May 31, 2010, subject to any required approval by Lessor per the Master Lease.

      4.2 Delay in Commencement. Notwithstanding said Commencement Date, if, due to delays in the lessor approval process, Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within ten (10) days from said Commencement Date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease. If this Sublease is canceled as herein provided, Sublessor shall return any monies previously deposited by Sublessee, and the parties shall be discharged from all obligations hereunder. Once Sublessor's broker is in receipt of Sublease document, Lessor Consent form and Commission Agreement executed by Sublessee and Sublessee's Broker, these documents shall be sent to Sublessor via next day delivery for execution by Sublessor. Sublessor shall return fully executed documents via next day delivery to Sublessor's Broker within five business days of receipt thereof. These documents will be presented to Corners Realty for approval.

      4.3 Early Possession. Once Corners Realty has approved this transaction, Sublessor shall permit Sublessee to occupy the Premises prior to the Commencement Date of the term for the purpose of installing additional furniture, recabling space for data and phone system, reconfiguring existing furniture, connecting T1, and activating security system. Occupancy shall be subject to all of the provisions of this Sublease, excluding the payment of rent. Said early possession shall not advance the termination or the Commencement Date of this Sublease.

5.    RENT

      Sublessee shall pay to Hitachi for the account of Sublessor as rent for the Premises equal monthly installments as shown on Sublease Exhibit "A", in advance, on the first day of each month of the term hereof. Sublessee shall pay Sublessor to be held in escrow for the benefit of Hitachi, upon the execution of this Second Sublease Agreement, the sum of ELEVEN THOUSAND ONE HUNDRED FOURTEEN AND 56/100 Dollars ($11,114.56) as rent for the month beginning July 1, 2005. Rent for any period during the term hereof which is for less than one (1) month shall be a pro rata portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United States of America to Hitachi at the address stated herein or in the Master Lease or the First Sublease. Sublessor shall receive monthly notification of rental payments by Sublessee.

6.    SECURITY DEPOSIT

      Sublessor shall surrender all rights to the deposit held by Hitachi Corporation as of July 1, 2005 to Sublessee, and Sublessee shall assume the right to recover said deposit at the end of the Sublease term. As a result of such surrender, Sublessee has established a deposit with Hitachi, of Thirty Two Thousand Three Hundred Seventy-Three and 33/100 Dollars ($32,373.33) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. Said Security Deposit (including interim returns of the deposit as cited in Item 2 of Exhibit "A") shall be returned to Sublessee according to the schedule in Exhibit "A." If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Hitachi, may use, apply, or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Hitachi may become obligated by reason of Sublessee's default, or to compensate Hitachi for any loss or damage which Hitachi may suffer thereby. If Hitachi so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Hitachi in an amount sufficient to restore said deposit to the full amount hereinabove stated, and Sublessee's failure to do so shall be a breach of this Sublease, and Sublessor may at its option terminate this Sublease. Hitachi shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as had not theretofore been applied by Hitachi, shall be returned, without payment of interest for its use, to Sublessee within ten (10) days after the expiration of the Sublease term.

      Sublessor will receive THIRTY TWO THOUSAND THREE HUNDRED SEVENTY THREE AND 33/100 Dollars ($32,373.33) from Sublessee on July 1, 2005 provided that possession of the Premises shall have passed to Sublessee on or before that date and be continuing. This will be the equivalent of the security deposit being held by Hitachi as of July 1, 2005.

7.    USE AND EARLY POSSESSION

      A) The Premises shall be used and occupied only for general office and administrative purposes. The Premises shall not be used for any illegal purposes nor in any manner in which violates any regulation of any governmental body.

      B) Sublessee shall have access to space 30 days prior to Sublease Commencement Date for the purpose of cabling, moving furniture and configuring space.

8.    BROKER

      In this transaction, Sublessor and Sublessee have been represented by Benchmark Resources International LLC ("Broker") in a Dual Agency relationship. No other broker may lay claim to any compensation regarding this transaction.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties have caused this Second Sublease Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

WITNESS:                                 SUBLESSOR:

                                         BIANCO HOPKINS & ASSOCIATES,

                                         By: /s/ Rosalie Hopkins
                                            ------------------------------------

                                         Title: President

                                         Mailing Address:
                                         6025 Corners Parkway
                                         Suite 100
                                         Norcross, Georgia 30071

WITNESS:                                 SUBLESSEE:

                                         INTERNET COMMERCE CORPORATION

                                         By:  /s/ Glen Shipley
                                              ----------------------------------
                                                  Glen Shipley
                                                  Chief Financial Officer

                                         Mailing Address:
                                         6801 Governors Lakes Pkwy., Suite 100
                                         Norcross, Georgia 30071

                              SUBLEASE EXHIBIT "A"

                              Special Stipulations

1.    BASE RENT SCHEDULE

      Term             Months       Rent PSF        Annualized      Monthly Rent      Total Rent
      ----             ------       --------        ----------      ------------     ------------
7/1/05 - 5/31/06         12         $  10.30       $ 133,374.70     $ 11,114.56      $ 133,374.70
6/1/06 - 5/31/07         12         $  10.61       $ 137,388.89     $ 11,449.07      $ 137,388.89
6/1/07 - 5/31/08         12         $  10.93       $ 141,532.57     $ 11,794.38      $ 141,532.57
6/1/08 - 5/31/09         12         $  11.26       $ 145,805.74     $ 12,150.48      $ 145,805.74
6/1/09 - 5/31/10         11         $  11.60       $ 137,691.07     $ 12,517.37      $ 137,691.07
                                               AGGREGATE RENT:                       $ 695,792.97

2.    SECURITY DEPOSIT

      Providing Sublessee is not in default as outlined herein under Paragraph 6, security deposit shall be returned to Sublessee as outlined below:

    Date                             Deposit Returned                 Remaining Deposit
    ----                             ----------------                 -----------------
July 1, 2006                         1 Month's Deposit                      2 Months
February 1, 2007                     1 Month's Deposit                      1 Month

      The last month's security deposit shall be held by Sublessor through the duration of the Sublease term according to the provisions herein defined.

3.    FURNITURE, FIXTURES & EQUIPMENT ("FF&E")

      Providing Sublessee is not otherwise in default of this Sublease or the Master Lease or the First Sublease, Sublessee shall have the right to use the FF&E as described on Exhibit "D". Sublessee agrees to return said FF&E to Sublessor in good working order and condition, reasonable wear and tear excepted, at the expiration of the Sublease term.

4.    INSURANCE

      Sublessee shall have same indemnity and insurance obligation as outlined in Paragraph 12 of the Master Lease. Sublessee shall also be required to submit a "Form of Insurance Certificate" as provided in Exhibit "H" of the Master Lease.

5.    OPTION TO RENEW

      Sublessee hereby forgoes this right as defined in Paragraph 31 of the Master Lease.

6.    FIRST REFUSAL OPTION

      Sublessee hereby forgoes this right as defined in Paragraph 32 of the Master Lease.

7.    OPERATING EXPENSES

      Sublessee shall not be responsible for any increases in Operating Expenses during the term of this Sublease.

8.    DEFAULTS

      Sublessee shall be obligated to Sublessor according to the same provisions defined in Paragraph 15 of the Master Lease relating to an "Event of Default."

9.    ASSIGNMENT AND SUBLETTING

      Sublessee must first obtain prior written approval to sublease or assign this Sublease from both Sublessor and Corners Realty, which may be not be unreasonably withheld at Sublessor's sole discretion, but shall not be unreasonably withheld. Should Sublease result in "Sublease Additional Rent" as defined in Paragraph 10(g) of the Master Lease, Sublessee shall pay to Hitachi a sum of one hundred (100%) percent of this amount. All other provisions of Paragraph 10 of the Master Lease shall be applied to Sublessee's requirements in such an event.

10.   SIGNAGE

      Sublessee shall be responsible for all expenses incurred with establishing signage on the building directory and at Sublessee's suite and shall deal with Corners Realty directly on such matters.

                              SUBLEASE EXHIBIT "B"

                                 Lease Agreement

                                 LEASE AGREEMENT

                                     BETWEEN

                        CORNERS REALTY CORPORATION, INC.
                                   (Landlord)

                                       AND

                     HITACHI ELECTRONIC DEVICES (USA), INC.
                                    (Tenant)

                           DATED: As of March 27, 2003

                                TABLE OF CONTENTS

1.       BASIC LEASE INFORMATION                                                  1
2.       TERM AND POSSESSION                                                      2
3.       BASE RENT; ADDITIONAL RENT                                               4
4.       USE                                                                      7
5.       LANDLORD'S SERVICES                                                      9
6.       REPAIRS                                                                 11
7.       ALTERATIONS                                                             12
8.       RULES AND REGULATIONS                                                   13
9.       ACCESS BY LANDLORD                                                      13
10.      ASSIGNMENT AND SUBLETTING                                               14
11.      CONDEMNATION                                                            17
12.      INSURANCE AND INDEMNITY                                                 18
13.      DAMAGE AND DESTRUCTION                                                  21
14.      SECURITY DEPOSIT                                                        22
15.      DEFAULTS                                                                22
16.      REMEDIES                                                                23
17.      SURRENDER OF PREMISES                                                   25
18.      HOLDING OVER                                                            26
19.      BANKRUPTCY                                                              26
20.      INTENTIONALLY DELETED                                                   26
21.      SUBORDINATION; ESTOPPEL CERTIFICATES                                    27
22.      MECHANIC'S LIENS AND OTHER TAXES                                        27
23.      QUIET ENJOYMENT                                                         28
24.      CERTAIN RIGHTS RESERVED TO LANDLORD                                     28
25.      NOTICES                                                                 28
26.      BROKERS AND AGENTS                                                      29
27.      PARKING                                                                 30
28.      LANDLORD'S LIEN                                                         30
29.      MISCELLANEOUS                                                           31
32.      FIRST REFUSAL OPTION                                                    36
33.      SATELLITE DISH                                                          37

EXHIBIT A - INTENTIONALLY DELETED                                                00
EXHIBIT B - FLOOR PLAN                                                          B-1
EXHIBIT C - PLANS AND SPECIFICATIONS                                            C-1
EXHIBIT D - WORK AGREEMENT                                                      D-1
EXHIBIT E - COMMENCEMENT DATE AGREEMENT                                         E-1
EXHIBIT F - JANITORIAL SPECIFICATIONS                                           F-1
EXHIBIT G - RULES AND REGULATIONS                                               G-1
EXHIBIT H - FORM OF INSURANCE CERTIFICATE                                       H-1

      This Lease Agreement ("Lease") is made as of the date last executed by the parties below, by and between CORNERS REALTY CORPORATION, INC., a Delaware corporation ("Landlord"), and HITACHI ELECTRONIC DEVICES (USA), INC., a Delaware corporation, having an address at Suite 100, 6025 The Corners Parkway, Norcross, GA 30092 ("Tenant").

                              W I T N E S S E T H :

      The parties hereto, for themselves, their legal representatives, successors and assigns, agree as follows:

      1. BASIC LEASE INFORMATION. The terms used in this Lease shall have the meanings set forth in this Paragraph 1.

            (a) Building. The office building located at 6025 The Corners Parkway, Norcross, GA 30092 and commonly known as "The Corners" and "Peachtree Corners."

            (b) Land. Those certain parcels of land upon which 6025 The Corners Parkway is built.

            (c) Park. The Land and all improvements thereon, including, without limitation, the Building and the Common Areas.

            (d) Premises. Suite Number 100 substantially as shown on Floor Plan(s) attached hereto as Exhibit B and made a part hereof, which the parties agree contains 12,949 rentable square feet as of the date of this Lease.

            (e) Common Areas. Those certain areas and facilities of the Building and the Park which are from time to time provided by Landlord, in its discretion, for the use of tenants and their employees, clients, customers, guests, licensees and invitees or for use by the public.

            (f) Permitted Uses. Executive and administrative offices reasonable and customary for Tenant's business as an electronic manufacturer and related uses thereto.

            (g) Commencement Date. June 1, 2003.

            (h) Expiration Date. May 31, 2010.

            (i) Term. Beginning on the Commencement Date and ending at 11:59 p.m. on the Expiration Date, unless this Lease is sooner terminated as provided herein.

            (j) Tenant's Share. 27.5%

            (k) Rent. The Base Rent, the Additional Rent, as defined in Paragraph 3, and all other sums due from Tenant to Landlord hereunder.

            (1) Base Rent:

                                      PER RENTABLE
LEASE PERIOD                          SQUARE FOOT                ANNUALLY            MONTHLY
--------------                        -----------              ------------        -----------
6/1/03-5/31/04                          $  18.00               $ 233,082.00        $ 19,423.50
6/1/04-5/31/05                          $  18.54               $ 240,074.46        $ 20,006.21
6/1/05-5/31/06                          $  19.10               $ 247,325.90        $ 20,610.49
6/1/06-5/31/07                          $  19.67               $ 254,706.83        $ 21,225.57
6/1/07-5/31/08                          $  20.26               $ 262,346.74        $ 21,862.23
6/1/08-5/31/09                          $  20.87               $ 270,245.63        $ 22,520.47
6/1/09-5/31/10                          $  21.49               $ 278,274.01        $ 23,189.50

            (m) Operating Expense Base. The Operating Expenses paid or incurred with respect to the year beginning January 1, 2003.

            (n) Security Deposit. None.

            (o) Tenant's Broker(s). NONE.

            (p) Landlord's Broker/Manager. Trammell Crow Company.

            (q) Option to Renew. One (1) five (5) year option pursuant to
                                 Paragraph 31.

            (r) Right of First Refusal. NOT APPLICABLE.

            (s) Tenant Improvement Allowance. $18.00 per rentable square foot.

      2.    TERM AND POSSESSION.

            (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term. During the Term, Tenant shall have the right to use the Common Areas in common with others and in accordance with the Lease and the Rules and Regulations.

            (b) INTENTIONALLY DELETED.

            (c) In the event this Lease pertains to Premises in which building interior finish is to be constructed by Landlord (the "Leasehold Improvements"), the Commencement Date shall be the date set forth in Subparagraph 1(g). If a Leasehold Improvement Allowance is set forth in Paragraph 1 above, then Tenant shall be responsible for all hard and soft costs incurred in connection with the design and construction of the Leasehold Improvements which are in excess of the Tenant Improvement Allowance. "The Substantial Completion Date," if relevant, shall be the date upon which the Leasehold Improvements have been substantially completed as defined in Exhibit D, Article IX as evidenced by the issuance of a certificate of occupancy by applicable governmental authorities, except for punch list items, in accordance with the plans and specifications ("Plans and Specifications") attached hereto as Exhibit C and made a part hereof, and the Work Agreement ("Work Agreement") attached hereto as Exhibit D and made a part hereof, provided however, that if Landlord shall be delayed in such substantial completion as a result of: (i) Tenant's failure to agree to Plans and Specifications, and cost estimates within ten (10) Business Days after receipt thereof; (ii) Tenant's request for materials, finishes or installations other than Landlord's standard; (iii) Tenant's changes in Plans and specifications; (iv) the performance or completion by a party employed by Tenant, or (v) the failure by Tenant to make payment for the cost of the Leasehold Improvements in excess of the Tenant Improvement Allowance as set forth above, the Commencement Date and the payment of Rent hereunder shall be accelerated by the number of days of such delay, and provided further that if Landlord cannot substantially complete the Premises as a result of any of events
(i) through (v) above, Landlord may at its election complete so much of the Leasehold Improvements as may be practical under the circumstances and, by written notice to Tenant, establish the Commencement Date as the date of such partial completion, subject to any applicable accelerations due to delays resulting from events (i) through (v) above. Tenant shall provide Landlord with a punch list within ten (10) days of the Substantial Completion Date, and Landlord shall proceed to complete these items promptly, and Landlord shall use all reasonable efforts to complete such work in not more than thirty (30) days after receipt of such list. The taking of possession by Tenant shall be deemed conclusively to establish that the Leasehold Improvements have been completed in accordance with the plans and specifications (except for punch list items) and that the Premises are in good and satisfactory condition.

            (d) Intentionally deleted.

            (e) Landlord may submit to Tenant a written agreement, substantially in the form annexed as Exhibit E, confirming the date fixed by Landlord, in accordance with the provisions of this Lease, as the Commencement Date and the Expiration Date, and Tenant shall execute such agreement and return it to Landlord within fifteen (15) calendar days thereafter after a showing of compliance with Exhibit D, Article IX attached hereto. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date or the Expiration Date as fixed and determined by Landlord. In the event of any dispute as to the substantial completion of work required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive.

            (f) Notwithstanding anything to the contrary in this Lease, Tenant may occupy the Premises prior to the Commencement Date for the installation of modular furniture, telephones, personal property, office systems, computers and the like, without any rent charge. If, however, Tenant commences the conduct of business in the Premises before the Commencement Date set forth in Subparagraph 1(g) of this Lease, the Commencement Date shall be modified to be the date Tenant commences the conduct of business in the Premises. Landlord will use all reasonable efforts to have the Premises available by June 1, 2003.

            (g) To the extent that the Commencement Date shall be delayed beyond the Finish Date by reason of the circumstances contemplated by Article VII of the Work Agreement annexed to this Lease as Exhibit D or by Subparagraph 29 (v), the date that shall constitute the Finish Date shall be delayed by the period of time equal to the duration of all such delays. In the event that the Finish Date is extended for reasons wholly unrelated to acts attributable to Tenant, the provisions set forth in Subparagraph 29(v) regarding force majeure shall apply.

      3.    BASE RENT; ADDITIONAL RENT.

            (a) Tenant shall pay in advance to CORNERS REALTY CORPORATION, INC.,
P. O. Box 531258, Atlanta, Georgia 303533-1258, or at such other place as Landlord shall designate in writing, promptly, without notice, demand, offset or deduction, in lawful money of the United States of America on the first day of each calendar month during the Term: (i) the Base Rent as set forth in Paragraph 1(1) in equal installments in advance of the first day of each calendar month of the Term; and (ii) the additional rent ("Additional Rent") consisting of all other sums of money as shall become due from and be payable by Tenant under this Lease including, but not limited to, those described in Subparagraph 3(b) below (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Base Rent). If the Term commences on a day other than the first day of a month, or terminates on a day other than the last day of a month, the Base Rent for the first and last partial month shall be prorated based upon the actual number of days leased in such month.

            (b) Beginning June 1, 2003, Tenant shall pay to Landlord, as Additional Rent, at the same time as the monthly installment of Base Rent is paid, an amount equal to one-twelfth (1/12th) of Landlord's estimate (as determined by Landlord in its sole discretion) of Tenant's Share of ay projected increase in Operating Expenses for the particular calendar year in excess of the operating Expense Base (the "Estimated Escalation Increase"). If, for any reason, Landlord has not provided Tenant with an Estimated Escalation Increase Statement ("Estimated Escalation Increase Statement") on or before the first day of any year during the Term, then, (i) until the first day of the calendar month following the month in which Tenant is given the Estimated Escalation Increase Statement, Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Paragraph for the month of December of the preceding year. Within nine (9) months after January 1 of each year during the Term, or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Expenses for the preceding year and the actual amount of Tenant's Share of any increase in Operating Expenses in excess of the operating Expense Base ("Revised Escalation Statement"). Thereafter, Landlord shall be entitled, if circumstances warrant, to issue revised, corrected or supplemental statements at any time and from time to time following the issuance of the initial statement. Within ten (10) days after Landlord's delivery of such Revised Escalation Statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenant's Share of the increase in the Operating Expenses for the preceding calendar year in excess of the Operating Expense Base, as shown on such Revised Escalation Statement, exceeds the aggregate of the monthly installments of Tenant's payments of the Estimated Escalation Increase paid during such preceding year. If Tenant's Share of the actual increase in operating Expenses, as shown on such Revised Escalation Statement, is less than the aggregate of the monthly installments of the Estimated Escalation Increase actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing installments of

Additional Rent due from Tenant under this Paragraph 3 until fully credited to Tenant. Landlord's rendering or failure to render any Revised Escalation Statement with respect to any calendar year shall not prejudice Landlord's right thereafter to render a Revised Escalation Statement. Any Revised Escalation Statement shall be conclusively binding upon Tenant unless Tenant shall send written notice to Landlord objecting to and specifying, to the extent reasonably practicable, the respects in which the Revised Escalation Statement is disputed, within thirty (30) days after such Revised Escalation Statement is sent. Pending the resolution of any dispute concerning a Revised Escalation Statement, Tenant shall pay to Landlord the amounts shown on the Revised Escalation Statement when due.

            (c) For the purposes of this Lease, the term "Operating Expenses" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation and maintenance of the Building and the Park, determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following: (i) wages and salaries of all employees engaged in the operation, repair, replacement, maintenance and security of the Building, including taxes, insurance, bonuses, pension and benefits relating thereto; (ii) Social Security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any requirement, union contract or otherwise of such employees; (iii) all supplies and materials whether purchased or rented, used in the operation, maintenance, repair, replacement and security of the Building, excluding supplies and materials used in the upfit allowance granted to Tenant in Subparagraph 1(s) above; (iv) all expenditures, whether by purchase or lease, made for the Building or Park for the intended purpose of (A) making the building or Park more energy efficient, (B) reducing Operating Expenses, (C) enhancing the health, safety or welfare of the tenants, (D) improving telecommunications, (E) ensuring that no Building System is interrupted by the year 2000 data processing issue, or (F) complying with all applicable laws, rules, ordinances and codes as may be promulgated by any governmental authority enacted after the date of this Lease, the total cost of which is not generally includable in Operating Expenses for the operating year in which they were made shall nevertheless be included in such Operating Expenses for the operating year in which it was made and in Operating Expenses for each succeeding operating year, and such annual expense shall be determined by dividing the original capital expenditure, plus an interest factor computed at the Applicable Rate (as defined below) in effect as the time Landlord made the expenditure, by the number of years of useful life of the expenditure (the useful life being determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of such expenditure);
(v) all gas, oil, steam, electricity, water, sewer rental, HVAC and other utilities, other than the cost of utilities directly reimbursed to Landlord (i.e., through submeters or comparable devices) by the Building's tenants; (vi) all insurance costs (including deductibles) applicable to the Park and Landlord's personal property used in connection therewith, including but not limited to casualty, liability, workers' compensation and rent insurance; (vii) all taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building, equipment and facilities, Land and Common Areas of the Park (or their operation), excluding, however, federal and state taxes on income (collectively, "Taxes"), and all expenses, including fees and disbursements incurred by Landlord in contesting the validity or amount of Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for the calendar year (and if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Park or Building, there is levied on Landlord a capital tax directly on the rents received or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments or charges or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof); (viii) the cost of security, repairs, replacements and general maintenance (including service or maintenance contracts with independent contractors) of the interior and exterior of the building and the Park (including, but not limited to, the roof, the foundation and the exterior walls, light bulbs and glass breakage, redecorating, repainting, recarpeting and other such work of any Common Areas, heating, ventilation and air conditioning, plumbing and electrical equipment and maintenance, trash and rubbish removal, security services, concierge service, janitorial service, grounds maintenance, alarm services, window cleaning, promotional and seasonal expenses, telephones and stationery, parking areas and landscaping), whether performed by Landlord or pursuant to service or maintenance contracts with independent contractors; (ix) rent and escalations payable under any ground lease pertaining to the Land; (x) depreciation of hand tools and other movable equipment; (xi) management fees; (xii) sales, use and other similar taxes; (xii) legal, accounting and other professional fees and expenses; and (xiv) anything which could be classified as an Operating Expense under generally accepted accounting principles, consistently applied, but not specified or expressly set forth hereunder. The "Applicable Rate" shall mean the lesser of (a) three percentage points over the then current Base Rate (or any other term used by Citibank, N.A., from time to time, for the rate presently known as the Base
Rate) announced by Citibank, N.A., or its successor, and (b) the maximum rate permitted by law.

            (d) There shall be specifically excluded from the definition of the term Operating Expenses the following expenses: (1) repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated by the proceeds of insurance or by Tenant or other third parties; (2) capital improvements made to the Building, other than improvements described in Subparagraph 3(c)(iv) above and except for items which, though capital for accounting purposes, are considered maintenance and repair items under generally accepted accounting principles, such as painting of Common Areas, replacement of carpet in lobbies, parking lot paving, light poles and fixtures, and the like; (3) costs incurred in performing work or furnishing services or utilities for any tenant, whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service or utilities that Landlord is obligated to furnish to Tenant at Landlord's expense; (4) refinancing costs, mortgage interest and amortization payments; (5) leasing commissions, rental concessions and lease buy-outs; (6) any expense for which Landlord is entitled to be reimbursed by any tenant as an additional charge in excess of Base Rent and Additional Rent; (7) amortization and depreciation generally recognized by sound accounting principles, except as otherwise specifically provided in Subparagraph 3(c) (iv) above and in this Subparagraph; (8) overhead and profit increments paid to affiliates of Landlord for services to the extent that such costs exceed the costs of such services were they not rendered by an affiliate; (9) professional fees not allocated to the operation or management of the Land or Building and professional fees allocable to disputes with, or preparation of leases for, tenants and prospective tenants; (10) advertising and promotional expenses with respect to the Property; and (11) Landlord's income, franchise, estate or inheritance taxes.

            (e) Only Landlord shall be eligible to institute any proceedings to reduce Taxes. If a refund of Taxes is actually received by Landlord, Landlord shall send Tenant a Revised Escalation Statement adjusting the Taxes for such calendar year, taking into account Landlord's expenses and setting forth Tenant's Share of such refund, and Tenant shall be entitled to receive such amount by way of a credit against the Additional Rent; provided, however, that Tenant's Share of such refund shall be limited to the amount of Tenant's Share of the tax payment previously paid to Landlord and attributable to the tax year to which the refund applies.

            (f) Simultaneously with the execution of this Lease, Tenant shall pay to Landlord the first installment of the Base Rent. Such sum shall be applied by Landlord to the first installment of Base Rent. In the event Tenant fails to take possession of the Premises in accordance with all of the terms hereof, the first installment of the Base Rent shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant.

            (g) In the event Tenant shall fail to pay by the first (1st) day of the month when due any Rent or any other charges, fees, costs or expenses which Tenant is obligated or liable to pay to, refund to or reimburse Landlord, Tenant shall be obligated to pay interest at the rate of one and one-half percent (1-1/2 %) per month (or any portion of a month) during which such Rent or other obligation remains outstanding together with a late charge, which shall constitute liquidated damages, equal to five percent (5%) of the then outstanding Rent or other obligation. Such interest and late charges shall be deemed Additional Rent and shall become immediately due and payable along with the Base Rent and Additional Rent.

            (h) The obligations contained in this Paragraph 3 shall survive the Expiration Date or earlier termination of this Lease.

      4.    USE.

            (a) Tenant shall continuously occupy, operate and use the Premises only for the Permitted Uses during the normal business hours of the Building. Tenant shall comply with all governmental laws, ordinances and regulations (including, but not limited to, the Americans with Disabilities Act of 1990), now or hereinafter enacted ("Laws") applicable to the Premises, Tenant's occupancy, use or manner of use of the Premises and shall promptly comply with all governmental orders and directives at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises or take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their use of their respective premises or the Common Areas. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable.

            (b) Except for office supplies specifically mentioned below, Tenant shall not use, handle, store, discharge or fabricate any Hazardous Substances (as hereinafter defined) in the Premises. The term "Hazardous Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes or pollutants or contaminants, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance, statute, rule, regulation or directive promulgated by any governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that: (i) no activity will be conducted on the Premises that will produce any Hazardous Substance; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials as are customarily used in general business offices in office buildings of this type (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (iii) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If, an any time during or after the Term, the Premises are found to be so contaminated or subject to said conditions, Tenant agrees to indemnify and hold Landlord, its trustees, partners, affiliates, shareholders, officers, directors, employees, agents, contractors and the Manager ("Indemnitees"), harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the presence or the use of Hazardous Substances in the Premises by Tenant.

            (c) Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the Insurance Commissioner or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other tenants for the Building is caused by Tenant's use and occupancy of the Premises, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay the amount of such increase to Landlord as Additional Rent.

            (d) If Tenant shall receive notice of any violation of, or defaults under, any Laws or Environmental Laws, liens or other encumbrances applicable to the Premises, Tenant shall give prompt notice thereof to Landlord.

            (e) Tenant agrees that the floor load resulting from Tenant's furniture, inventory and equipment pertaining to Tenant's use of the Premises shall not exceed allowable design floor loading for the Building. Tenant shall hold harmless Landlord from any loss, liability and expenses, both real and alleged, arising out of or caused by Tenant's negligence or failure to comply with this Subparagraph (e).

            (f) The Premises shall not be used for any purpose that would, in Landlord's reasonable judgment, tend to lower the first-class character of the Building, create unreasonable or excessive elevator or floor loads, violate the certificate of occupancy of the Building, impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building or impair the appearance of the Building.

            (g) The provisions of Paragraph 4 shall survive the termination or earlier expiration of this Lease.

      5.    LANDLORD'S SERVICES.

            (a) Landlord shall furnish seasonal air conditioning and heating from 7:00 A.M. to 6:00 P.M. on Mondays through Fridays and from 7:00 A.M. until 1:00 P.M. on Saturdays ("Business Hours") except holidays observed by the City of Atlanta, State of Georgia, the federal government or labor unions servicing the Building ("Business Days"). As of the date of this Lease, New Year's Day, Martin Luther King Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the Friday after Thanksgiving and Christmas Day are holidays observed by the Building ("Holidays"). The Holidays are subject to change from time to time by Landlord. Should Tenant desire either heating or air conditioning at other times, Landlord agrees to provide same upon reasonable advance written request by Tenant, but at Tenant's expense and at such hourly rates as may be determined from time to time by Landlord, which charge Tenant shall pay promptly upon demand by Landlord. Tenant agrees to keep and cause to be kept closed all window coverings, if any, when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating, and air conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Landlord will not be responsible for failure of the HVAC System to provide sufficient cooling if such failure results from occupancy of the Premises by more than one (1) person per two hundred (200) square feet of usable area or if Tenant shall use in excess of five (5) watts of electricity per usable square foot for lighting and power. If the occupancy rate is greater than as described in the previous sentence or if Tenant's partitions are arranged in a way which interferes with the normal operation of the HVAC System, Landlord may elect to make changes to the HVAC System or the ducts, and the cost shall be reimbursed by Tenant to Landlord as Additional Rent within ten (10) days after demand. Tenant shall not construct partitions or other obstructions that may interfere with Landlord's free access to mechanical installations in the Premises or interfere with the moving of Landlord's equipment to and from such installations. Neither Tenant nor its agents, employees or contractors shall at any time enter such enclosures or tamper with, adjust, touch or otherwise affect the mechanical installations. Provided that Tenant's Plans set forth in Exhibit D and Tenant's occupancy ratio do not exceed the formulas set forth in this Subparagraph (a), no Additional Rent or other expense shall be charged by Landlord for HVAC services. If Tenant installs equipment which in Landlord's opinion produces enough heat to cause comfort problems in the Building or any part thereof, or if Tenant desires a supplemental air conditioning system and Landlord has approved same, then Landlord may, at its option, either cause to be designed or permit Tenant to design a supplemental air conditioning system, subject to Landlord's approval, and Landlord shall install such system substantially in accordance with such design. If Tenant has requested such supplemental system, Tenant shall be responsible for determining that the design of such system is adequate for its needs. Tenant agrees to pay Landlord for such equipment, design, review by Landlord's architect and engineer, installation, metering and consumption of electricity for supplemental air conditioning. Any such system shall be maintained, at Tenant's sole cost and expense, by a contractor approved by Landlord. Landlord shall be named as an additional beneficiary under any warranty on the supplemental air conditioning system. Landlord shall provide after hours HVAC upon request given twenty-four
(24) hours in advance, at Landlord's then current charge. Landlord's current charge is $35.00 per hour.

            (b) Landlord shall cause the Premises (excluding any areas used for security or for the storage, preparation, service or consumption of food or beverage) to be cleaned five (5) days per week, excluding Holidays, in the manner described in Exhibit F attached hereto and made a part hereof, provided that Tenant shall keep the Premises in order. Tenant shall not provide any janitorial services without Landlord's prior written consent and then subject only to supervision by Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be at Tenant's sole risk, cost and responsibility. Tenant shall pay the cost of removing any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same, in any one day, exceeds the average daily amount of refuse and rubbish accumulated in the use of such Premises as offices, as described in Landlord's cleaning contract or recommended by Landlord's cleaning contractor. Bills rendered by Landlord shall be paid as Additional Rent within ten (10) days after demand. Tenant shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord and to be treated whenever there is evidence of any infestation. Landlord shall have no obligation to clean, repair, replace or maintain any "private" plumbing fixtures or facilities.

            (c) Landlord shall furnish electric current for Building standard tenant lighting and small business machinery only from electric circuits designated by Landlord for Tenant's use. Such circuits shall be fed into one or more of the existing electrical panel(s) in the electrical closets located on the same Building floor as the Premises. Tenant's usage of the panels on any given floor shall not exceed Tenant's pro rata share (based on rentable square footage) of the panels' capacity. Tenant agrees that at no time will the connected electrical load in the Premises exceed in the aggregate five (5) watts per usable square foot of the Premises. Tenant will not use any electrical equipment which, in Landlord's opinion, will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord's prior written consent in each instance, connect any items such as non-Building standard tenant lighting, vending equipment, printing or duplicating machines, computers (other than desktop word processors and personal computers), auxiliary air conditioners, and other computer-related equipment to the Building's electrical system or make any alteration or addition to the system.

            (d) Landlord shall maintain the Common Areas including, but not limited to, the corridors, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building and the structure itself, in good order and condition, except for damage occasioned by the act of Tenant, its agents, servants, employees, guests of invitees, which damage shall be repaired by Landlord at Tenant's expense.

            (e) Landlord shall furnish hot and cold water for ordinary drinking, cleaning and lavatory purposes. If Tenant requires, uses or consumes water for other purposes, Tenant agrees to install and pay for the cost and maintenance of a meter or other means to measure Tenant's water consumption. Tenant shall reimburse Landlord for the cost of all water consumed (including costs of generating hot water) as Additional Rent, within ten (10) days after demand.

            (f) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated by reason of: (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building provided that such repairs and improvements are made in a diligent manner, or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. No diminution or abatement of Rent or other compensation will be claimed by Tenant as a result therefrom, and no obligations of Tenant shall be affected or reduced by reason of such interruption, curtailment or suspension, and the same shall not constitute an actual or constructive eviction.

            (g) Landlord shall provide elevator service to the Premises during Business Days, and subject to Subparagraph (f) above, on call at all other times.

            (h) Except as specifically provided in this Lease, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year.

            (i) Any sums payable under this Paragraph 5 shall be considered Additional Rent and may be added to any installment of Rent thereafter becoming due and shall accrue late charges as Rent as set forth in Paragraph 16 of this Lease, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of Rent.

      6.    REPAIRS.

            (a) Tenant shall, at its own cost and expense, keep in good repair all portions of the Premises, including but not limited to glass and plate glass doors, any special store front, interior walls and finish work, floors and floor coverings, and supplemental or special heating and air conditioning systems owned by Tenant, and shall take good care of the Premises and its fixtures and permit no waste, except for normal wear and tear. Except as otherwise provided in this Paragraph 6, Tenant shall not be obligated to repair any Building Systems (as defined in Subparagraph 7(a)). Notwithstanding any provision to the contrary, all damage or injury to the Building, or to its fixtures and appurtenances (including Building Systems), resulting from any act or omission of, or Alterations made by Tenant or persons within Tenant's control shall be repaired by Tenant at Tenant's sole cost and expense to the reasonable satisfaction of Landlord if the required repairs are non-structural in nature and do not affect any Building Systems or by Landlord at Tenant's sole cost and expense if the required repairs are structural in nature or affect any Building Systems. If Tenant shall fail, after ten (10) days notice (or such shorter period as may be required because of an emergency) to proceed with due diligence to make required repairs, the same may be made by Landlord, and the expenses incurred with interest at the Applicable Rate (as defined below), shall be paid as Additional Rent within ten (10) days after demand. Except as otherwise provided in this Subparagraph 6(a), Landlord shall not be required to make any repairs or improvements to the Premises, other than structural, mechanical or electrical repairs necessary for safety and tenantability, and such repairs shall be made during Business Hours.

            (b) Landlord shall operate, maintain and make all necessary repairs to the Building Systems and the public portions of the Building in conformance with standards applicable to non-institutional, office buildings in Atlanta, except for those repairs for which Tenant is responsible pursuant to this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall perform such work during Business Hours. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord for inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or its fixtures, appurtenances or equipment.

      7.    ALTERATIONS.

            (a) Tenant shall not make any alterations, additions or improvements ("Alterations") to the Premises, the Building or the Building's systems (including but not limited to the roof, floor and wall penetrations, the HVAC system, the electrical system and the plumbing ("Building Systems")) without the prior written consent of Landlord, which Landlord may grant in its sole reasonable discretion. In the event Landlord consents to the making of any Alterations, by Tenant, the same shall be made at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances and regulations, and all requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by Landlord (except that any such requested alterations, additions or improvements to the Building or Building Systems shall be done by Landlord, and Tenant shall reimburse Landlord for the entire cost thereof). Any contractor or person selected by Tenant to make the same and all subcontractors must first be approved in writing by Landlord, or the Alterations shall be made by Landlord for Tenant's account and Tenant shall fully reimburse Landlord for the entire cost thereof within twenty
(20) days after written notification of Tenant by Landlord providing Tenant with an invoice or other request (or statement). Promptly after completion of any Alterations to the Premises made by Tenant, Tenant shall supply Landlord with a set of scaled and dimensioned, reproducible mylars of "as-built" plans for such Alterations certified by Tenant's architect or space planner. Notwithstanding the foregoing, with respect to any Alterations affecting any Building Systems, Tenant shall employ Landlord's designated contractor, and such Alterations shall be designed by the Landlord's engineer at Tenant's expense.

            (b) All Alterations erected by Tenant shall be the property of Tenant during the Term. Landlord reserves the right to require Tenant to remove Tenant's Alterations erected and restore the Premises to their condition as of the Commencement Date, reasonable wear and tear excepted, on or before the Expiration Date or any sooner date of termination of this Lease; provided, however, that if Landlord so elects prior to termination or expiration of this Lease, such Alterations shall become the property of Landlord as of the Expiration Date or any sooner date of termination of this Lease and shall be delivered up to the Landlord with the Premises. The provisions of this Paragraph 7 shall survive the Expiration Date or earlier termination of this

Lease. Notwithstanding the foregoing, if, on or before the date Landlord approves Tenant's Plans and Specifications for such initial or subsequent Alterations, Landlord notifies Tenant that Landlord is reserving the right to require Tenant to remove those Alterations that exceed or are different than the customary standard types of Alterations for general, executive and administrative business offices in the City of Atlanta and State of Georgia, then Landlord prior to the Expiration Date, may require Tenant to remove such specified initial or subsequent Alterations and to repair and restore in a good and workmanlike manner to Building standard condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal.

            (c) Tenant shall pay Manager a supervisory fee equal to five percent (5%) of the cost of Alterations over $10,000.00 which require permits. Such fee shall be paid within ten (10) days after demand by Landlord.

      8. RULES AND REGULATIONS. Tenant, its employees and agents shall comply with the Rules and Regulations attached to this Lease as Exhibit G and made a part hereof, and any amendments or additions as may be made from time to time by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereinafter adopted, the provisions of this Lease shall control.

      9.    ACCESS BY LANDLORD.

            (a) Landlord or its agents may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants or mortgagees, to inspect the Premises to see that Tenant is complying with all of its obligations hereunder, to supply janitorial and other services, and to make repairs, maintenance, improvements, alterations or additions which Landlord shall deem necessary for the safety, preservation or improvement of the Building or to make repairs or modifications to any adjoining space. Landlord shall be allowed to take all material into and upon the Premises that may be required to make such repairs, improvements, alterations or additions for the benefit of Tenant without in any way being deemed or held guilty of an eviction of Tenant, and the Base Rent and other charges hereunder shall not abate while such repairs, maintenance, improvements, alterations or additions are being made. All such repairs, maintenance, improvements, alterations and additions shall be done during regular business hours, or, if any such work is at the request of Tenant to be done during any other hours, Tenant shall pay for all overtime costs. Notwithstanding anything to the contrary, Landlord shall have the right to enter the Premises at any time and without prior notice in the event of emergency without the same constituting an eviction, nuisance or disturbance; however, Landlord will provide subsequent notice of entry to Tenant.

            (b) Landlord shall at all times retain a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes or special security areas (designated in advance by Tenant in writing and made known to Landlord), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to and any portion of the Premises, any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall be deemed to be a forcible or unlawful entry into the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to erect, use and maintain scaffolding, conduits and other necessary structures in the Premises. Landlord shall use commercially reasonable efforts not to interfere with Tenant's business operations while Landlord is in the Premises.

      10.   ASSIGNMENT AND SUBLETTING.

            (a) Tenant shall not voluntarily or involuntarily, whether by operation of law or otherwise, assign, transfer, mortgage, hypothecate or otherwise encumber this Lease or any interest herein and shall not sublet or permit the use by others of the Premises or any portion thereof without obtaining Landlord's prior written consent, which consent Landlord may grant in its sole discretion based on the factors set forth in Subparagraph (e) below. Landlord shall not unreasonably withhold its consent. Landlord's consent to one assignment, sublease, transfer or hypothecation shall not be deemed as a consent to any other or further assignment, sublease, transfer or hypothecation. Any such assignment, sublease, transfer or hypothecation without Landlord's prior written consent shall be void and shall, at Landlord's option, constitute a default under this Lease. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall release Tenant from any of its obligations hereunder or be deemed to constitute Landlord's consent to any assignment, sublease, transfer or hypothecation. All cash or other proceeds that exceed the Rent in the case of a subletting or all cash or other proceeds of any other transfer of Tenant's interest in this Lease shall be paid to Landlord. Tenant shall not advertise or authorize a broker to advertise for a subtenant or assignee without providing prior written notice to Landlord.

            (b) Should Tenant desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord prior written notice, which notice ("Sublease or Assignment Statement") shall specify (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space affected, (iii) the proposed effective date and duration of the subletting or assignment (which shall not be less than forty (40) or more than ninety (90) days after the date of Tenant's Sublease or Assignment Statement), and (iv) the proposed rent or other consideration to be paid to Tenant by such sublessee or assignee. Landlord shall then have a period of fifteen (15) business days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will on that date be relieved of all further obligations to pay Rent hereunder as to such space, or (2) to permit Tenant to assign or sublet such space, or (3) to withhold consent to Tenant's assigning or subleasing such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) business day period, Landlord shall be deemed to have withheld its consent. Any person to whom this Lease is assigned with Landlord's consent shall be deemed without more to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. If Tenant shall not enter into a sublease or assignment pursuant to the notice set forth in this Subparagraph 10(b) within one hundred eighty (180) days after the delivery of the said notice, then the provisions of this Subparagraph 10(b) shall again be applicable.

            (c) Tenant agrees to reimburse Landlord for Landlord's actual attorneys' fees and costs incurred in connection with the processing and documentation of any request made pursuant to this Paragraph 10. Tenant shall deliver to Landlord, within five (5) days after execution by Tenant, an original counterpart of any executed sublease or instrument of assignment, together with Tenant's and the subtenant's (or assignee's) affidavit that such sublease or assignment instrument is the true and complete statement of the subletting or assignment and reflects all sums and other consideration passing between the parties. Tenant shall pay, indemnify and hold Landlord harmless from and against, any and all cost or expense (including reasonable attorneys' fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any assignment or subletting.

            (d) No assignment, subletting or other transfer, whether or not consented to by Landlord, shall relieve Tenant of its liability under this Lease. Upon the occurrence of a default under this Lease, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all Rent becoming due to Tenant under such assignment or sublease and apply such Rent against any sums due to Landlord from Tenant hereunder, and such collection shall not be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations hereunder.

            (e) In the granting of Landlord's consent, Landlord shall take into consideration any meaningful factors, including, but not limited to: (i) the financial strength of the proposed subtenant or assignee; (ii) the business reputation and character of the proposed subtenant or assignee; (iii) the type of business of the proposed subtenant or assignee; (iv) the burden on services (parking, electricity, etc.) and the Common Areas that would be imposed by the proposed subtenant or assignee; (v) whether the proposed subtenant or assignee is an existing tenant or is currently in negotiations with Landlord for space within the Building; (vi) the amount of square footage in the Premises to be sublet or assigned; (vii) the number of subtenants or assignees already in the Premises; (viii) whether the proposed subtenant or assignee shall place any additional responsibilities on the Landlord in connection with the Americans With Disabilities Act that will not be paid for by Tenant or subtenant; (ix) whether the Tenant has an existing default under its Lease; (x) whether the Landlord has comparable space available in the Building or expects to have comparable space within the next three months; (xi) whether the proposed subtenancy or assignment would reflect the current rent rate in the Building;
(xii) how Tenant plans to market the Premises for sublease or assignment; or
(xiii) the marketability of the Premises.

            (f) For purposes of this Paragraph 10, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any general or limited liability partnership tenant or subtenant, or the transfer of a majority of the issued and outstanding membership interests in a limited liability company tenant or subtenant, however accomplished, shall be deemed an assignment of this Lease or sublease, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to exclude the sale of such stock by persons or parties, other than those deemed "affiliates" of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the "over-the-counter market" or through any recognized stock exchange, (ii) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant or subtenant, or of the issued and outstanding membership interests in a limited liability company tenant or subtenant, and/or the creation of one or more additional classes of capital stock of any corporate tenant or subtenant, in a single or series of related or unrelated transactions, resulting in a change in the legal or beneficial ownership of such tenant or subtenant so that the shareholders or members of such tenant or subtenant existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and outstanding capital stock or membership interests of such tenant or subtenant, shall be deemed an assignment of this Lease, (iii) an agreement by any other person or entity, directly or indirectly, to assume Tenant's obligations under this Lease shall be deemed an assignment, (iv) any person or legal representative of Tenant to whom Tenant's interest under this Lease passes by operation of law or otherwise shall be bound by the provisions of this Paragraph 10, (v) a modification, amendment or extension of a sublease shall be deemed a sublease, and (vi) the change or conversion of Tenant to a limited liability company, a limited liability partnership or any other entity which possesses the characteristics of limited liability shall be deemed an assignment. Tenant agrees to furnish to Landlord on request at any time such information and assurances as Landlord may reasonably request that neither Tenant nor any previously permitted subtenant has violated the provisions of this Paragraph 10. The provisions of Subparagraph 10(a) shall not apply to transactions with a corporation or limited liability company into or with which Tenant is merged or consolidated or with a Person to which substantially all of Tenant's assets are transferred, provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring this leasehold estate and that the assignee has a net worth at least equal to ten (10) times the Base Rent remaining due on this Lease at the time of the proposed assignment or sublease, or, if Tenant is a general, limited or limited liability partnership, with a successor partnership, nor shall the provisions of Subparagraph 10(a) apply to transactions with an entity that controls or is controlled by Tenant or is under common control with Tenant. Tenant shall notify Landlord before any such transaction is consummated and shall send Landlord an original written instrument in which the assignee assumes all of Tenant's liabilities under this Lease. The term "control" as used in this Lease shall mean (i) ownership of more than 50% of the outstanding capital stock in the case of a corporation, (ii) more than 50% of the general partnership or membership interest of the partnership in the case of a general or limited liability partnership, (iii) more than 50% of the general partnership interests of limited partnership in the case of a limited partnership, and (iv) more than 50% of the membership interests of a limited liability company.

            (g) If Tenant sublets any portion of the Premises pursuant to Subparagraph 10(b), Tenant shall pay to Landlord, as Additional Rent (the "Sublease Additional Rent"), a sum equal to fifty percent (50%) of any rents, additional charges and other consideration payable under the sublease to Tenant in excess of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space pursuant to this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's property and Alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax or federal information returns). Such Sublease Additional Rent shall be payable as and when received by Tenant. If Tenant shall assign this Lease pursuant to Subparagraph 10(b), and Landlord's consent is required, Tenant shall pay to Landlord, as Additional Rent, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's property and Alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax or federal information returns). Such Additional Rent shall be payable as and when received by Tenant.

            (h) Any sublease shall provide that, if the Lease shall expire or terminate during the term of the sublease for any reason other than condemnation or destruction by fire or other cause, or if Tenant shall surrender the Lease to Landlord during the term of the sublease, Landlord, in its sole discretion, upon written notice given to Tenant and subtenant, may elect to continue the sublease as a direct lease between Landlord and subtenant. In that event, subtenant shall attorn to Landlord, and Landlord and subtenant shall enter into a new lease on the Landlord's then current form of lease.

      11.   CONDEMNATION.

            (a) If any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, Landlord shall have the right, at its option, to terminate this Lease effective as of the date possession is taken by said authority (unless all of the Premises are so taken in which case this Lease shall terminate), and shall be entitled to any and all income, rent or award and any interest thereon whatsoever which may be paid or made in connection with such public or quasi-public use or purpose. Tenant hereby assigns to Landlord its entire interest in any and all such awards, and shall have no claim against Landlord for the value of any portion of the unexpired Term. If a part of the Premises shall be so taken or appropriated, and Landlord does not elect to terminate this Lease, the Base Rent thereafter to be paid shall be reduced by an amount bearing the same ratio to the total amount of Base Rent as the rentable square feet of the Premises so taken bears to the entire Premises.

            (b) If any part of the Building other than the Premises shall be so taken or appropriated, Landlord shall have the sole right, at its option, to terminate this Lease and shall be entitled to the entire award as above provided, and in such case Tenant shall likewise have no claim against Landlord for the value of any unexpired Term of this Lease.

            (c) Nothing contained herein shall be deemed to deny to Tenant its right to claim from the condemning authority compensation or damages for its trade fixtures and personal property and moving expenses, provided the condemning authority makes a separate award therefor.

      12.   INSURANCE AND INDEMNITY.

            (a) At Landlord's expense, Landlord shall carry and maintain, or cause to be carried and maintained, at all times during the term of this Lease, All Risk Property insurance covering the full replacement value of the Building subject to deductibles. To the extent the premium paid by Landlord for this insurance shall be increased because of Tenant's operations or contents or improvements in the Premises, Tenant agrees to pay the excess amount of the premium upon demand by Landlord. Tenant shall not do or permit to be done any act or thing in the Premises which would invalidate or conflict with the Building's insurance policies.

            (b) At Tenant's expense, Tenant shall carry and maintain, or cause to be carried and maintained, at all times during the term of this Lease, All Risk Property insurance covering the full replacement value of Tenant's improvements, betterments and contents including those made by Landlord to prepare the Premises for Tenant, with deductibles reasonably satisfactory to Landlord. Neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others that has been entrusted to employees of the Building or for the loss of or damage to any property of Tenant by theft or otherwise.

            (c) At Tenant's expense, Tenant shall carry and maintain, or cause to be carried and maintained, at all times during the term of this Lease, commercial general liability insurance described herein ("Liability Policy"). Such Liability Policy shall include Landlord (and any other party reasonably required by Landlord) as an Additional Insured and be written on an "occurrence basis" and include, without limitation, blanket contractual liability coverage, broad form property damage, business interruption coverage, independent contractors coverage and personal injury coverage protecting Landlord against liability (except for liability resulting from the gross negligence or willful misconduct of Landlord) occasioned by any occurrence on or about the Premises including portions of the Building affected by Tenant's use. Such primary Liability Policy shall be maintained in an amount not less than $1,000,000 for a single occurrence limit and $2,000,000 for an aggregate limit. In addition, Tenant shall maintain excess or umbrella liability insurance providing equally broad coverage in an amount of not less than $10,000,000.00.

            (d) At Tenant's expense, Tenant shall carry and maintain, or cause to be carried and maintained, at all times during the term of this Lease, Workers' Compensation and Employers' Liability insurance with respect to all of Tenant's employees working at the Premises and such other insurance or such additional amounts of insurance with respect to the Premises as is generally maintained by persons having similar exposures or properties similarly situated and as the Landlord shall from time to time reasonably require.

            (e) The insurance required under this Paragraph 12 shall be written by insurers authorized to conduct business in Georgia who are acceptable to Landlord and have an A.M. Best Company rating of at least "A-"/VIII.

            (f) Not later than ten (10) Business Days prior to the Commencement Date of the Lease, Tenant shall deliver to Landlord the policies of insurance or an insurance certificate for the policies specified above in the form attached hereto as Exhibit H (for liability and an ACORD 27 (for property)) and made a part hereof and shall thereafter furnish to Landlord, at least thirty (30) days prior to the expiration of any such policies and any renewal thereof, a new policy or certificate in lieu thereof. Each of the policies or Certificate shall contain a provision whereby the insurer agrees not to cancel, fail to renew, diminish or materially modify said insurance policy(ies) without having given Landlord, the Manager and any lessors and mortgagees specified by Landlord at least thirty (30) days prior written notice thereof. Tenant shall promptly send to Landlord a copy of all notices sent to Tenant by Tenant's insurer.

            (g) Tenant shall pay all premiums and charges for all of said Tenant's policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

            (h) Tenant may effect the coverage required under this Paragraph 12 under blanket insurance policies covering other properties of Tenant, provided that (1) any such blanket insurance policy shall specify therein, or the insurer under such policy shall certify to Landlord, any material sublimits in such blanket policy applicable to the Premises, which sublimits shall not be less than the amounts required pursuant to this Paragraph 12; and (2) any such blanket insurance policy shall comply in all respects with the other provisions of this Paragraph 12.

            (i) Subject to Subparagraph (j) of this Paragraph 12, Landlord and Tenant hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, their affiliates, agents, officers or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Park of which the Premises are a part, or any reason of fire, the elements, or any other cause which is insured against under the terms of an All Risk Property insurance policy referred to in this Paragraph 12 or is otherwise insured against under an insurance policy maintained by the party suffering such loss or damage, regardless of cause or origin, except for the gross negligence or willful misconduct of the other party hereto and/or its agents, officers, or employees, and each party covenants that no insurer shall hold any right of subrogation against such other party.

            (j) Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and Tenant's Alterations, Leasehold Improvements and Tenant's property against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord, Tenant and any tenant of space in the Building in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained or can be obtained only by payment of an additional premium above that which is charged by companies carrying such insurance without a waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party and such other party shall have ten (10) days after such notice to agree in writing to pay the additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of Tenant's rentable area to the total rentable area covered by the insurance); and if the other party does not agree or the wavier shall not be obtainable, then the provisions of this Subparagraph 12(j) shall be null and void as to the risks covered by the policy for so long as either the waiver cannot be obtained or the party in whose favor a wavier of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant as set forth in this Subparagraph (j) shall

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

contravene any law with respect to exculpatory agreements, the liability of the part in question shall be deemed not released, but no action no rights shall be sought or enforced against such party unless and until all right and remedies against the other's insurer are exhausted and the other party shall be unable to collect such insurance proceeds. The waiver of subrogation referred to in Subparagraph (i) above shall extend to the affiliates, agents and employees of each party (including, without limitation, the Manager).

            (k) To the fullest extent permitted by law, Tenant shall indemnify, defend and hold harmless Indemnitees from and against all claims, damages, losses, fines, suits, costs and expenses of whatever kind incurred in connection with any such claim or proceeding brought thereon, and defense thereof (including, but not limited to attorney's fees and expenses) arising out of or resulting from Tenant's use of the Premises and the Common Areas, including, but not limited to, any such claims, damages, losses and expenses attributable to
(1) the filing of any lien or claim for payment, or (2) any accident, injury or damage in or about the Premises during the term or during Tenant's occupancy of the Premises, or outside of the Premises but anywhere within or about the Park, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or persons within tenant's control, or (3) any breach, violation or nonperformance of any covenants, condition or agreement contained in this Lease to be fulfilled by tenant, or (4) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant or persons within Tenant's control. Such obligation shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity that would otherwise exist as to any party or person described in this Paragraph 12. In any and all claims against Indemnitees by an employee of the Tenant or anyone directly or indirectly employed by Tenant or anyone for whose acts Tenant may be liable, the indemnification obligation under this Paragraph 12 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Tenant under Workers' Compensation acts, disability benefits acts or other employee benefit acts. Except for claims against Landlord or Landlord's agents which are subject to the exclusions set forth in this Paragraph 12, if any claim, action or proceeding is made pursuant to this Paragraph, Tenant, at its sole cost and expense, shall resist or defend such claim action or proceeding in the Indemnitee's name, by attorneys Indemnitee may select.

            (l) Tenant shall give notice to landlord promptly after learning of an accident, emergency or other occurrence for which Landlord might be liable, any fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord's property.

      13.   DAMAGE AND DESTRUCTION.

            (a) If the Building should be totally destroyed by fire, tornado or other casualty or if it should be damaged, to the extent that: (i) in Landlord's reasonable judgment, repair would not be economically feasible; or (ii) that rebuilding or repairs cannot, in Landlord's estimation, be completed within one hundred eighty (180) days after the date of such damage; or (iii) if the insurance proceeds remaining after any required payments to mortgagees are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this Lease by giving Tenant written notice of such termination within seventy-five (75) days after the date of such casualty, and the Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever first occurs, and Tenant shall immediately vacate the Premises according to such notice of termination. Tenant covenants and agrees to cooperate with Landlord and any lessor or mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord or Tenant, or any cause beyond the reasonable control of Landlord and its contractors.

            (b) If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 12 (a) above, but only to such extent that rebuilding or repairs are, in Landlord's estimation, economically feasible and can be completed within one hundred eighty (180) days after the date of such damage and the proceeds of such insurance, after deducting any required payments to mortgagee or lessor, are sufficient for such rebuilding or repairs, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that: (i) Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant; and (ii) Landlord may elect not to rebuild if such damage occurs during the last year of the Term, exclusive of any option to extend the Term which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which the Premises are untenantable and unused shall be abated based on the total square footage of the Premises less the untenantable and unused square footage from the date the Premises are untenantable and unused until the Premises are restored or the Lease is terminated. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty
(180) days after the date of such damage, Tenant may, at its option, terminate this Lease by delivering written notice of termination to Landlord within thirty
(30) days after the expiration of such one hundred eighty (180) day period. Such termination shall be Tenant's exclusive remedy. If Tenant fails to terminate this Lease within such 30-day period, Tenant shall be deemed to have waived its rights to terminate by reason of the failure of Landlord to complete such repairs and rebuilding within two hundred (200) days after the date of such damage.

            (c) Notwithstanding anything herein to the contrary, in the event any mortgagee requires that the insurance proceeds be applied to the indebtedness due such mortgagee, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen
(15) days after such requirement is made by any such mortgagee, whereupon all rights and obligations hereunder shall cease and terminate, except for any torts claims arising from the casualty upon which such termination is based.

      14.   SECURITY DEPOSIT.

            (a) Tenant agrees to deposit the Security Deposit with Landlord upon execution of this Lease by Tenant, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default.

Upon the occurrence of any Event of Default (as defined in the Lease) by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such Security Deposit to the extent necessary to make good any arrears of Rent or other payments due Landlord hereunder, and any other damages, injury, expense or liability caused by such Event of Default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Tenant's failure to so restore the Security Deposit upon demand shall be deemed an Event of Default under this Lease. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such Security Deposit shall be returned to Tenant at such time after termination of this Lease as all of Tenant's obligations under this Lease have been fulfilled. Tenant shall not apply the Security Deposit to the last month's installment of Rent.

            (b) In the event of the sale or lease of the Building or the Park, Landlord shall have the right to transfer the Security Deposit to the purchaser or lessee, and Landlord shall be released by Tenant from all liability for the return of such Security Deposit.

            (c) Tenant covenants that it will not assign or encumber the Security Deposit. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the Security Deposit shall be deemed to be applied to the payment of the Base Rent and Additional Rent owed Landlord for periods prior to the institution of such proceedings, and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord's damages.

            (d) The Tenant named in this lease shall not be required to deposit a Security Deposit with Landlord. Landlord reserves the right to require a Security Deposit if the Premises are assigned or sublet.

      15. DEFAULTS. Each of the following events shall be deemed an "Event of Default" by Tenant under this Lease:

            (a) Tenant's failure to pay the Base Rent or any other sum due hereunder if such nonpayment continues for five (5) or more days after the same is due and payable, or Tenant's default in the prompt and full performance of any other provision of this Lease and Tenant does not cure the default within thirty (30) days after written demand by Landlord that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith upon Landlord's demand);

            (b) Tenant shall fail more than two (2) times in any twelve (12) month period to make a payment when due of Rent, and Landlord shall have given Tenant notice of default after the second occurrence; or

            (c) Tenant's desertion or abandonment or failure to take possession of the Premises (or any substantial portion thereof); or

            (d) Tenant's failure to discharge a lien arising out of a claim against Tenant placed against the Premises or the Building within thirty (30) days after such lien or encumbrance shall have been filed.

            (e) If Tenant shall not, or shall be unable to, or shall admit in writing Tenant's inability to, as to any obligation, pay Tenant's debts as they become due; or if Tenant shall commence or institute any case, proceeding or other action (i) seeking relief on Tenant's behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or if Tenant shall make a general assignment for the benefit of creditors; or if any case, proceeding or other action shall be commenced or instituted against Tenant (1) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (2) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant's property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within sixty (60) days.

      16. REMEDIES. Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies upon the occurrence of any Event of Default by Tenant.

            (a) Landlord shall have the immediate right of reentry. Whenever Landlord terminates this Lease, it shall do so by giving Tenant written notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice with the same force and effect as though the date specified were the date herein originally fixed as the Expiration Date, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, and with or without resort to summary dispossessory proceedings, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor.

            (b) Landlord may terminate this Lease or terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. On the giving of the notice, all of Tenant's rights in the Premises shall terminate. Upon such termination, Tenant shall surrender and vacate the Premises in accordance with the terms of Paragraph 17, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. No termination under this Paragraph 16 shall release Tenant from the payment of any sum then due Landlord or from any claim for damages or Base Rent or Additional Rent or other sum previously accrued or then accruing against Tenant. Upon such termination, Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting, reasonable attorneys' fees actually incurred and like costs. Tenant shall also be liable immediately to Landlord for all unamortized leasing commissions and improvement allowances, if any. Reletting may be for a period shorter or longer then the remaining term of this Lease. No act by Landlord other than giving express written notice of termination to Tenant shall terminate this Lease. Landlord and Tenant hereby acknowledge that in the event of such termination, actual damages to Landlord may be difficult to ascertain and, accordingly, hereby agree that in such event, the net present value of the Base Rent due from the date of such termination to the expiration of the Term, less the fair rent value of the Premises as determined by Landlord, which determination shall be deemed conclusive, from the date of such termination until the expiration of the Term, shall thereupon be immediately due and payable to Landlord as compensation and liquidated damages for Tenant's default and such termination and not as a penalty. Landlord's rights pursuant to this Paragraph 16, including without limitation, Landlord's rights to collect Base Rent and additional rent and other charges due under this Lease, shall survive any termination of the Lease, whether such termination is effected pursuant to this Paragraph 16 or otherwise. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby expressly agree that Landlord shall have no obligation or duty to mitigate or attempt to offset any damages which are or may be suffered by Landlord as a result of any default of Tenant under the Lease. Any payment by Tenant of a sum of money less than the entire amount due Landlord at the time of such payment shall be applied to the obligations of Tenant then furthest in arrears. No endorsement or statement on any check or accompanying any payment shall be deemed an accord and satisfaction, and any payment accepted by Landlord shall be without prejudice to Landlord's right to obtain the balance due or pursue any other remedy available to Landlord both in law and in equity.

            (c) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property shall be deemed to have been abandoned by Tenant and may either be removed and stored in a public warehouse or elsewhere or otherwise disposed of in Landlord's sole and absolute discretion, all at the cost of Tenant. The parties hereby agree that Landlord shall not be liable for the loss of such property or any damages thereto. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 16 shall be construed as an election to terminate this Lease unless an express written notice of such intention is given to Tenant.

            (d) Except as expressly provided in this Lease, Tenant hereby waives any and every form of demand and notice prescribed by statute or other law, including without limitation the notice of any election of remedies made by Landlord under this Paragraph 16, demand for payment of any rent, or demand for possession.

            (e) Tenant shall and hereby agrees to pay all costs and expenses incurred by Landlord in enforcing any of the covenants and agreements of this Lease, or as a result of an action brought by Landlord against Tenant for an unlawful detainer of the Premises, and all such costs, expenses and attorneys' fees shall, if paid by Landlord, be paid by Tenant to Landlord within fifteen
(15) days of Landlord's written demand therefor, together with interest at eighteen percent (18%) per annum, but in no event in excess of the maximum lawful rate, from the date of Landlord's payment thereof.

            (f) If, at any time (i) Tenant shall consist of two (2) or more persons or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant or (iii) Tenant's interest in this Lease has been assigned, the word "Tenant" as used in subparagraph 15(c) shall be deemed to mean any one or more persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding referred to in Subparagraph 15
(c) shall be deemed paid as compensation for the use and occupancy of the Premises, but acceptance of any compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under Paragraph 16.

            (g) The foregoing provisions of this Paragraph 16 shall, as applicable, survive the Expiration Date or earlier termination of this Lease and shall apply to any renewal or extension of this Lease.

      17. SURRENDER OF PREMISES. Unless otherwise specifically provided in this Lease, Tenant will peaceably deliver to the Landlord possession of the Premises in broom clean condition, together with all improvements, Alterations upon or belonging to the same, by whomsoever made, except as provided in Paragraph 7(b) of this Lease, in the same condition as received, or first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements alone excepted at the expiration or sooner termination of this Lease. Tenant shall remove all Alterations, furniture, equipment and computer and telephone cables belonging to Tenant, at Tenant's sole cost, and Tenant shall promptly repair any damage to the Premises caused by such removal. Property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord, and Landlord may either retain or remove same in its sole discretion. Any expense incurred by Landlord in removing or disposing of Tenant's property or Alterations required under this Lease to be removed, as well as the cost of repairing all damage to the Building or the Premises caused by such removal, shall be reimbursed to Landlord, by Tenant, as Additional Rent, upon demand. Tenant's obligations pursuant to this Paragraph 17 shall survive the expiration or sooner termination of this Lease.

      18. HOLDING OVER. Tenant shall, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, or after reentry by Landlord without terminating this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance and not a tenancy at will. Tenant shall have no right to notice under Official Code of Georgia Annotated Section 44-7-7 of the termination of its tenancy. Tenant shall pay monthly installments of

Rent equal to two hundred percent (200%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term except as otherwise expressly provided in a written agreement executed by both Landlord and Tenant. The provisions of this Paragraph 18 shall survive the expiration or earlier termination of this Lease.

      19.   BANKRUPTCY.

            (a) For the purposes of the Bankruptcy Code, 11 U.S.C. Section 502(b)(7) all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute Rent.

            (b) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

            (c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

      20.   INTENTIONALLY DELETED.

      21.   SUBORDINATION; ESTOPPEL CERTIFICATES.

            (a) At the option of Landlord, Tenant agrees that this Lease shall remain subject and subordinate to all present and future mortgages, deeds to secure debt or other security instruments (the "Security Deeds") affecting the Building or the Premises, and Tenant shall promptly execute and deliver to Landlord such certificate or certificates in writing as Landlord may request, showing the subordination of the Lease to such Security Deeds, and in default of Tenant so doing, Landlord shall be and is hereby authorized and empowered to execute such certificate in the name of and as the act and deed of Tenant, this authority being hereby declared to be coupled with an interest and to be irrevocable. Tenant shall upon request from Landlord at any time and from time to time execute, acknowledge and deliver to

Landlord a written statement certifying as follows: (i) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (ii) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); (iii) the date to which any rents and other charges have been paid in advance, if any; and (iv) such other matters as Landlord may reasonably request. In the event that Tenant fails to comply with the provisions above, Tenant irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant, any document or instrument provided for in this Paragraph.

            (b) If a mortgage is placed on the Building or the Park, Landlord shall obtain from the holders of any Mortgage or the Lessor under a superior lease an agreement (a "Subordination, Non-Disturbance and Attornment Agreement") in recordable form that provides in substance that, so long as Tenant shall not then be in default-in the performance of any of its obligations under this Lease beyond any period provided for herein for the cure of such default, Tenant's possession of the Premises in accordance with this Lease shall not be disturbed and attornment to the Lease with the same material economic terms shall be provided by such person giving the Subordination, Non-Disturbance and Attornment Agreement or any successor which shall succeed to the rights of Landlord under this Lease.

      22.   MECHANICS' LIENS AND OTHER TAXES

            (a) Tenant shall have no authority, express or implied to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the Rents payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the Leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its Leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the Leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises.

            (b) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

      23. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

      24. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:
(a) to change the name, street address, or suite numbers of the Building; (b) to install or maintain a sign or signs on the exterior of the Building; (c) to designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Premises; (d) to retain at all times pass keys to the Premises and to enter the Premises to cure any default by Tenant hereunder at Tenant's expense; (e) to close the Building after Business Hours and on Holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; and (f) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identifications and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or the Landlord's interests or as may be necessary or desirable in the operation of the Building. The Landlord may enter upon the Premises and may exercise any or all of the foregoing rights reserved pursuant to this Paragraph 24 without the same being construed as an unlawful entry into the Premises and without being deemed guilty of an eviction, actual or constructive, or without being deemed guilty of trespass or disturbance of the Tenant's use or possession and without being liable in any manner to Tenant and without abatement of Rent or affecting any of Tenant's obligations hereunder.

      25.   NOTICES.

            (a) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands or other communications required to be given under this Lease ("Notice(s)") shall be in writing and shall be deemed to have been properly given if delivered personally or by a recognized courier, with a signed receipt, or if deposited with the United States Postal Service (or any official successor thereto) designated certified or registered mail, return receipt requested, bearing adequate postage and addressed as follows, or at such other address as has been specified by written notice delivered in accordance herewith:

      If to Tenant:     (i) at Tenant's address set forth in this Lease if given
                        prior to Tenant's taking possession of the Premises, or
                        (ii) at the Premises if given subsequent to Tenant's taking possession of the Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises; and
                        (iv) with a copy to Tenant as follows:

                        HITACHI ELECTRONIC DEVICES (USA), INC., P.O. Box 2203, Greenville, South Carolina 29602, Attn.: Mr. Bill Davis.

      If to Landlord:   CORNERS REALTY CORPORATION, INC., 522 Fifth Avenue,
                        Ninth Floor, New York, NY 10036, Attn: Mr. Stephen S.
                        Schubert, Vice President, and copies to: (i) TRAMMELL
                        CROW COMPANY, 6525 The Comers Parkway, Suite 112,
                        Norcross, GA 30092, Attn: Property Manager; and (ii)
                        Arnall Golden Gregory LLP, 2800 One Atlantic Center,
                        1201 West Peachtree Street, Atlanta, GA 30309-3450,
                        Attn: Philip G. Skinner, Esq.

            (b) Notices shall be deemed to have been rendered or given (i) on the date delivered, if delivered by hand or bay a recognized courier, or (ii) on the date mailed, if mailed as provided in Subparagraph 25(a). Notice given by counsel for either party on behalf of such party or by the Property Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Paragraph 25.

            (c) Notwithstanding the provisions of Subparagraph 25(a), Notices requesting services for overtime periods pursuant to Paragraph 5 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices, and bills may be rendered by delivering them to the Premises without the necessity of a receipt.

            (d) Tenant hereby appoints as his agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, and all notices required under this Lease, the person in charge of or occupying the Premises at the time; and if no person is in charge or occupying same, then such service or notice may be made by attaching the same on the main entrance to the Premises. A copy of all notices under this Lease shall also be sent to Tenant's last address of which notice was given to Landlord in accordance with this Paragraph, if different from the Premises.

      26. BROKERS AND AGENTS. Tenant represents and warrants to Landlord that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent other than Tenant's Broker in connection with the negotiation, procurement or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and Tenant shall, and hereby agrees to, indemnify, defend and hold Landlord harmless from all costs (including, but not limited to, court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker other than Tenant's Broker. This provision shall survive the expiration or earlier termination of this Lease.

      27.   PARKING.

            (a) Tenant shall have the non-exclusive use, in common with other occupants of the Building, of spaces within which to park vehicles at a ratio of four (4) cars per one thousand (1,000) usable square feet of Premises leased, in the exterior surface parking facility provided by Landlord for use by Tenant, its employees, agents, invitees and licensees, all subject, however, to the rights given to other tenants of the Buildings, and subject to the Rules and Regulations propounded by Landlord from time to time.

            (b) Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the parking area when in Landlord's reasonable judgment any such closing is necessary or desirable (i) to make repairs or changes or to effect construction, (ii) to prevent the acquisition of public rights in such area, (iii) to discourage unauthorized parking, or (iv) to protect or preserve persons or property. Landlord may do such other acts in and to the parking area as in its judgment may be desirable to improve or maintain same.

            (c) Tenant agrees that it, any subtenant or licensee and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only where and as permitted by Landlord. Tenant will, if and when so requested by Landlord, furnish Landlord with the license numbers of any vehicles of Tenant, any subtenant or licensee and their respective officers, employees, contractors and agents. Landlord may remove, at Tenant's expense, any vehicles which are parked or abandoned in violation of the Rules and Regulations propounded by Landlord from time to time.

      28. LANDLORD'S LIEN. In addition to any statutory lien for Rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all Rent and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises which has been purchased by Tenant by use of a tenant improvement allowance, if any, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph at public or private sale upon providing the notice called for by the Uniform Commercial Code, or if none is so supplied by providing five (5) Business Days written notice to Tenant. Tenant hereby agrees that Landlord may record this Lease or a memorandum thereof at Landlord's discretion. Tenant further agrees that this Lease shall constitute a security agreement and further agrees to execute for recordation, simultaneously with execution of this Lease or at such other time designated by Landlord at its sole discretion, such financing statements and other instruments deemed necessary or desirable in the sole discretion of Landlord to perfect the security interest hereby created. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

      29.   MISCELLANEOUS.

            (a) For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

            (1) The words "hereunder" and "hereby" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Paragraph.

            (2) Tenant's obligations shall be construed as conditions as well as covenants, each separate and independent of any other terms of this Lease.

            (3) Reference to Landlord as having "no liability" or being "without liability" shall mean that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability against Landlord under this Lease or to Tenant's use or occupancy of the Premises.

            (4) Reference to "termination of this Lease" or "expiration of this Lease" and words of like import include expiration or sooner termination of this Lease and the Term and the estate granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

            (5) Words and phrases used in the singular shall be deemed to include the plural and vice versa.

            (6) The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

            (b) The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. The duties and obligations of Tenant herein shall be binding upon all or any of them. The duties and obligations of Tenant shall run and extend not only to the benefit of the Landlord, as named herein, but to the following, at the option of the following or any of them: (i) any person, by, through or under which Landlord derives the right to lease the Premises; (ii) the owner of the Land; and (iii) holders of mortgage, deed to secure debt or rent assignment interests in the Premises, as their respective interests may appear; provided, however, nothing contained herein shall be construed to obligate Tenant to pay Rent to any person other than Landlord until such time as Tenant has been given written notice of either an exercise of a rent assignment or the succession of some other party to the interests of Landlord.

            (c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

            (d) This Lease sets forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. This Lease may not be altered, changed or amended (other than the Rules and Regulations) except by an instrument in writing signed by both parties hereto. Except as specifically provided in this Lease, Landlord makes no representations or warranties concerning the Building on the Park.

            (e) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation all payment obligations with respect to Rent and all obligations concerning the condition of the Premises.

            (f) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

            (g) This Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy is delivered to both parties hereto.

            (h) Time is of the essence of this Lease and all of its provisions; provided, however, the failure of Landlord to provide Tenant with any notification regarding adjustments in Rent within the time periods prescribed in this Lease shall not relieve Tenant of its obligation to make such payments, which payments shall be made at such time as notice is subsequently given.

            (i) Landlord shall have the right at any time, and from time to time, to amend unilaterally the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the Rent paid by Tenant to Landlord hereunder is, or may be deemed to be, unrelated business taxable income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents necessary to effect any such amendment, provided that no such amendment shall increase Tenant's payment obligations or other liability under this Lease or reduce Landlord's obligations hereunder. This provision shall be uniformly applied by Landlord to all tenants in the Park.

            (j) The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent or other sums due hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular payment so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

            (k) Tenant agrees to comply with subdivision regulations, protective covenants, or other restrictions of record that are applicable to the Building or Park.

            (1) Landlord and Tenant represent and warrant that each has the full right and authority to enter into this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

            (m) This Lease shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent as specifically provided in Paragraph 10 of this Lease.

            (n) Intentionally deleted.

            (o) Anything contained in this Lease to the contrary notwithstanding, Tenant shall look solely to Landlord's interest in the Building for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee, the holder of any deed to secure debt or lessor of the Park. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

            (p) This Lease shall be governed by and construed under the laws of the State of Georgia, without regard to the conflicts of laws rules of such state. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Gwinnett County, Georgia. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby consent to the service of process and jurisdiction of the courts of the State of Georgia. The parties stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to .consult legal counsel of its choice before the execution of this Lease. If any words or phrases in this Lease are stricken out or otherwise added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated. The Tenant hereby represents that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity. The provisions of this Subparagraph 29(p) shall survive the expiration or sooner termination of the Lease.

            (q) Tenant agrees to pay all attorneys' fees and expenses the Landlord incurs in enforcing any of the obligations of Tenant under this Lease or in any litigation or negotiation in which Landlord shall, without its fault, shall become involved through or on account of this Lease.

            (r) Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

            (s) Neither this Lease nor any memorandum of this Lease shall be recorded.

            (t) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, whether during or after the Term, or for the enforcement of any remedy under any statute emergency or otherwise. If Landlords shall commence any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant or Landlord.

            (u) Should Landlord assign this Lease as provided for above, or should Landlord enter into a security deed or other mortgage affecting the Premises and should the holder of such deed or mortgage succeed to the interest of Landlord, Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Term hereof remaining after such succession, and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Upon any assignment or transfer of Landlord's interest in this Lease, Landlord shall automatically be released from any liability arising under this Lease from and after the date of such assignment or transfer. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then Tenant shall enter into such agreement, provided that the same does not materially modify any of the economic provisions of this Lease.

            (v) Except as otherwise provided in this Lease, the obligations of Tenant to pay Rent hereunder and to perform all of the other covenants and agreement hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord's obligations under this Lease, expressly or implicitly to be performed by Landlord, or because Landlord is unable to make or is delayed in making any repairs, additions, alterations, improvements of decorations, or is unable to supply or is delayed in supplying any services, equipment or fixtures, if Landlord is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor trouble, accident, governmental preemption in connection with an emergency, requirements, conditions of supply and demand which have been or are affected by war or other emergency, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Landlord's reasonable control ("Unavoidable Delays"), provided that Landlord diligently pursues making such repairs, additions, alterations, improvements, or attempts to find alternative supplies.

            (w) The Park complies with current applicable zoning and environmental laws.

      30.   SIGNS.

            (a) Building standard graphics will be placed at the entrance of the Premises.

            (b) Tenant shall be listed in the Building directory located in the lobby in accordance with Building Standards.

            (c) Provided that Tenant shall lease a minimum of 16,000 rentable square feet in the Building, Landlord shall erect a monument sign with Tenant's name, which monument shall be placed in front of the 6200 building occupied by Tenant. All costs associated with the design, construction and installation of the monument shall be borne by Tenant and shall be payable as Additional Rent upon thirty (30) days demand by Landlord, except that if the monument sign is used by more than one tenant, then Tenant shall pay its pro-rata share of the costs associated with the monument sign.

      31.   OPTION TO RENEW.

            (a) Provided that Tenant does not have a history of repeated nonperformance of its monetary obligations and there shall not then be existing an Event of Default under this Lease, Tenant shall have one option to extent the Term of this Lease for the Renewal term of five (5) years (as set forth in Subparagraph 1(q) commencing on the day after the Expiration Date. Such option shall be exercisable by written notice (the "Renewal Notice") to Landlord given not later than six (6) months prior to the Expiration Date. Notwithstanding the preceding sentence, Landlord in its sole discretion, may waive any Event of Default by Tenant and no such Event may be used by Tenant to negate the effectiveness of Tenant's exercise of this option. The Renewal Term shall constitute an extension of the initial Term of this Lease and shall be upon all of the same terms and conditions as the initial Term, except that (i) there shall be no further option to renew the Term of this Lease in the Renewal Term,
(ii) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant's occupancy and Landlord shall not be required to reimburse Tenant for any Alterations made or to be made by Tenant, and (iii) the Base Rent for the Renewal Term shall be payable at a rate per annum equal to the fair market rental value of the Premises as of the first day of the Renewal Term. During the Renewal Term, all Additional Rent that Tenant is obligated to pay under this Lease during the initial Term hereof shall continue without interruption, it being the intention of the parties hereto that the Renewal Term shall be deemed a part of and continuation of the initial Term of this Lease.

            (b) It is an express condition of the option granted to Tenant pursuant to the terms of this Paragraph 31 that time is of the essence with respect to Tenant's exercise of such option within the period above provided.

      32.   FIRST REFUSAL OPTION.

            (a) Provided that Tenant shall have performed fully, faithfully and in a timely manner all of its obligations (including the obligation to pay Base Rent and Additional Rent) under this Lease and this Lease shall be in full force and effect at all times in this Paragraph 32 mentioned and there shall not then be existing an Event of Default under this Lease, if any of the First Refusal Option Space as set forth in Subparagraph 1(r) is or hereafter becomes available for rental except as to an existing tenant, free of any renewal, extension or expansion option (such available space being hereinafter referred to as the "Option Space") and if Landlord shall receive, during (but not after) the Term of this Lease a bonafide offer acceptable to Landlord from a third party (other than a then existing tenant in the Option Space) to rent the entire area of the floor constituting the Option Space, Landlord shall notify Tenant of such offer, specifying the rentable square footage of that floor of the Option Space, the term contained in the offer, the rate of the Base Rent per rentable square foot of such Option Space payable pursuant to the offer and the work or work allowance, if any, to be provided by Landlord. Thereupon, Tenant shall have the option exercisable within, but in no event later than, ten (10) Business Days after the giving of such notice by Landlord to Tenant to elect by notice (the "Option Notice") given to Landlord within said ten (10) Business Day period to lease the entire space encompassed by the offer for a term equal to the term contained in the offer at a rate of Base Rent per rentable square foot which shall be equal to the greater of (i) the rate of the Base Rent per rentable square foot payable pursuant to the offer (subject to the provisions of Subparagraph 32(b)(i); or (ii) the then current Base Rent due under this Lease, and otherwise on the terms contained in Subparagraph 32(b) below.

            (b) If Tenant shall duly exercise its option within the time and in the manner specified in Subparagraph 32(a), and there shall not then be existing an Event of Default under this Lease, then automatically on the first Business Day following the giving of the Option Notice, the floor of the Option Space as to which Tenant has exercised its option (the "Option Space") shall automatically be deemed and be added to and form a part of the Premises hereunder upon all of the same terms and conditions as are contained in this Lease except that:

            (1) The Base Rent payable by Tenant under the Lease shall be increased by the rental rate for the Option Space (as determined in Subparagraph 32(a) with provision, if applicable, for further increase as provided in the offer. If the term contained in the offer extends beyond the Expiration Date, then notwithstanding the provisions of Subparagraph 32(a), the Base Rent payable for the Option Space shall be the average of the Base Rent provided in the offer (if the offer contains an increase in the Base Rent during the Term). Tenant shall pay to Landlord the first monthly installment of Base Rent on account of the addition of the Option Space to the Premises, which amount shall be paid by Tenant along with the Option Notice.

            (2) Tenant shall accept the Option Space in the condition specified in the offer.

            (3) The Term of this Lease with respect only to the Option Space shall be equal to the term contained in the offer referred to in Subparagraph 31(a).

            (4) The Security Deposit, if any, shall be increased on account of the addition of the Option Space to the Premises, which amount shall be paid by Tenant to Landlord along with the Option Notice.

            (5) Tenant's share shall be increased to reflect the addition of the Option Space to the Premises.

            (6) Landlord shall provide an Expansion Space Tenant Improvement Allowance of up to $15.00 per rentable square foot, which amount shall be prorated to reflect the balance of the Term remaining on the Lease at the time this Right of First Refusal Option is exercised pursuant to Subparagraph 32(a) above.

      33.   SATELLITE DISH.

            (a) Tenant shall have the right to install, maintain and operate on the available space on the roof of the Building, at Tenant's sole cost and expense, a satellite dish and support equipment (collectively, the "Installations"), subject to all of the terms, covenants and conditions of this Lease and subject to Landlord's prior written approval, which will not be unreasonably withheld based on any facts including, without limitation, the size, weight, location, method of attachment and warranty on the roof. Landlord's approval shall also be required for modification to, and the removal of, the Installations. Landlord shall, in its sole discretion, designate the available space on the roof of the Building for the location of the Installations, and of all passageways required for access thereto for personnel. In connection with Tenant's installations, maintenance and operation of its Installations, Tenant shall comply with all requirements and shall procure, maintain and pay for all permits and licenses required therefor, including all renewals thereof. The parties agree that Tenant's use of the roof of the Building is a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation for any use, including the installation of other antennas, generators and/or communications systems. Tenant shall ensure that its use of the roof does not impair such other person's, firm's or corporation's data transmission and reception via their respective antennas and support equipment, if any. Tenant, at its sole cost and expense, shall install any screening device requested by Landlord at any time to ensure that the Installations cannot be viewed or seen by the public and, if such screening device is installed, it shall be deemed to be an Installation under this clause.

            (b) In no event shall the maximum level of emissions from the Installations exceed a reasonable portion of the total emissions allowable for the Building under applicable requirements, taking into account the number of rooftop installations at the Building.

            (c) Tenant shall pay for all electrical service required for Tenant's use of the Installations as Additional Rent.

            (d) Tenant, at Tenant's sole cost and expense, shall promptly repair any and all damage to the roof of the Building and to any part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Installations erected or installed by Tenant pursuant to the provisions of this Paragraph 33. Tenant further covenants and agrees that the Installations and any related equipment erected or installed by Tenant pursuant to the provisions of this Paragraph 33 shall be erected, installed, repaired, maintained and operated by Tenant at the sole cost and expense of Tenant and without charge, cost or expense to Landlord.

            (e) The Installations and related equipment installed by Tenant pursuant to the provisions of this Paragraph 33 shall be Tenant's property, and, upon the expiration or earlier termination of the Term of this Lease shall be removed by Tenant, at Tenant's sole cost and expense and Tenant shall repair any damage to the roof of the Building, or any other portion or portions of the Building caused by or resulting from said removal.

      34. CONTINGENCY. Notwithstanding anything to the contrary set forth or described elsewhere in this Lease, Landlord and Tenant hereby acknowledge and agree that this Lease shall not be deemed to become valid or effective, unless Tenant and Peachtree Corners Park, Inc. terminate that certain Lease Agreement dated the 19th day of January, 1999, as amended by that First Amendment of Lease dated June 9, 1999 (collectively the "6200 Lease") and all conditions precedent for the termination of the 6200 Lease to become effective are satisfied and the termination of the 6200 Lease is, in fact, effective. If this contingency is not satisfied on or before May 31, 2003, then this Lease shall be void ab initio.

                            {Signature Page Follows}

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the dates and year set forth below.

                                       CORNERS REALTY CORPORATION, INC., as
                                       Landlord

                                        By:/s/ Stephen S. Schubert
                                           ---------------------------------
                                            Name: Stephen S. Schubert
                                            Title: Vice President

                                       Date of Execution: March 24, 2003

                                       HITACHI ELECTRONIC DEVICES (USA), INC., a
                                       Delaware Corporation, as Tenant

                                       By: [Unknown Signatory]
                                       Name: [Unknown Signatory]
                                       Title:[Unknown]

                                       Date of Execution: [Unknown], 2003

                                    EXHIBIT A

                              INTENTIONALLY DELETED

                                    EXHIBIT B

                                   FLOOR PLAN

(To be inserted later by the date on which the Landlord and Tenant approved Floor Plan is available.)

                                    EXHIBIT C

                            PLANS AND SPECIFICATIONS

(To be inserted later by the date on which the Landlord and Tenant approved Plans and Specifications are available.)

                                    EXHIBIT D

                                 WORK AGREEMENT

      (To be completed and executed when Plans and Specifications are final and approved by Landlord and Tenant)

      This Work Agreement ("Agreement") is made this ___ day of __________, 2003, by and between CORNERS REALTY CORPORATION, INC. ("Landlord") and HITACHI ELECTRONIC DEVICES (USA), INC., a Delaware Corporation, as Tenant.

      Landlord and Tenant hereby covenant and agree as follows (all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease Agreement dated of even date herewith executed by Landlord and Tenant):

      1. Landlord shall perform or caused to be performed, at Landlord's sole cost and expense, the work ("Landlord's Work") described in those certain Plans and Specifications prepared for the Premises by Herring Troy Associates ("Architect") dated ________________ and attached hereto as "Exhibit 1". Landlord shall cause the Premises to be delivered on the Commencement Date in material conformance with the Plans. If Tenant requests any modification of or change to the Plans or to Landlord's Work to be performed by Landlord pursuant to such Plans then such request shall be subject to Landlord's prior review and approval and the incremental, additional cost of such changed or additional work shall paid for by Tenant at Tenant's sole cost and expense.

      2. Landlord shall install the Landlord's Work according to the final construction documents (the "Construction Documents") prepared by the Architect in accordance with the Plans. Landlord shall cause Landlord's Work to be completed by a general contractor selected by Landlord (the "Contractor") pursuant to a construction contract with Landlord.

      3. Landlord shall give Tenant five (5) Business Days prior written notice of its anticipated date of "Substantial Completion" (i.e., the date upon which Landlord's Work shall have been substantially completed, except for punch list items, in accordance with the Construction Documents). Landlord shall obtain a temporary Certificate of Occupancy, if necessary, and a permanent Certificate of Occupancy for the Premises, if required, as promptly as possible. Items shown on a punch list to be prepared by Tenant, Architect and Landlord at Substantial Completion will thereafter be completed with reasonable promptness. and

      4. Tenant agrees that it shall look solely to Architect with respect to the adequacy, correctness or sufficiency of the Plans or compliance thereof with any applicable laws, codes, regulations or ordinances of any applicable governmental authority, or otherwise and that Landlord's review or approval of the Plans shall not constitute a representation, guaranty or warranty with respect to the Plans.

      5. The Plans shall be filed by Architect or Contractor as shall be required by law and approved by all governmental authorities having jurisdiction thereof. Architect or Contractor shall procure any and all permits that may be required. Tenant and Tenant's architect and designers, if any, shall cooperate with Landlord, Architect and Contractor in obtaining any such approvals and permits without delay.

      6. Any changes required by any governmental authority, agency or department affecting the construction of any Landlord's Work or any Additional Work to be performed therein shall not be deemed to be a violation of Tenant's Plans or any provision of this Work Agreement and shall be accepted and paid for by Tenant.

      7. Tenant shall receive an allowance (the "Tenant Improvement Allowance") of up to $18.00 per rentable square foot to be used as provided in this Agreement. Tenant shall bear the cost and expenses of the design and preparation of the Plans and the performance of Landlord's Work in excess of the Tenant Improvement Allowance.

      8. All work shown in Tenant's Plans costing in excess of the Tenant Improvement Allowance shall be deemed to be Additional Work ("Additional Work"), and Tenant shall pay Landlord upon demand for the actual cost thereof. Should any revisions or additions to the original Tenant's Plans result in a delay of Substantial Completion (hereinafter defined) of the Premises, Tenant agrees that such shall constitute a Tenant Delay (hereinafter defined).

      9. Tenant shall pay Landlord's Construction Manager, Trammell Crow Company, a supervisory fee equal to three (3% o) percent of the actual costs for furnishing, installing and/or constructing the Tenant's Plans (as they may be modified). If additional architectural or engineering fees are incurred as a result of any changes in the Tenant's Plans prepared by the Architect and Engineer, such fees shall constitute Additional Work if they exceed the Tenant Improvement Allowance. A supervisory fee of three (3%) percent will be added for any Change Orders (as hereinafter defined). Tenant shall pay such fee to Landlord's Construction Manager upon demand. "Change Order(s)" shall mean any alteration, substitution, addition or change to or in the Tenant's Plans or Construction Documents requested by Tenant after the same has been consented to by Landlord.

      10. If any items of Additional Work shall entail the ordering and/or purchase by Landlord of unusual or specialty materials or products involving, in Landlord's sole judgment, material cost, Landlord may require Tenant to pay to Landlord within five (5) days of Landlord's request therefor (which request may be contained in Landlord's estimate of the cost thereof furnished to Tenant) a deposit, on account of the cost of such Additional Work, as shall be determined by Landlord in its sole discretion.

      11. If, in Landlord's sole judgment, any items of Additional Work shall involve ordering of materials or products which must be specially fabricated to order and thus will materially delay the performance of Landlord's Work, then Landlord may require Tenant to agree on a fixed Commencement Date of this Lease (allowing a reasonable time for the performance of Landlord's Work in absence of the necessity of performing the Additional Work occasioning such material delay). If the parties cannot agree upon a fixed Commencement Date, then Landlord shall have the right to decline to perform such Additional Work, and Tenant shall be responsible for the performance thereof (subject to the terms of this Lease) after the completion of Landlord's Work and any other Additional Work not objected to by Landlord. Tenant shall pay fifty percent (50%) of the cost- of the Additional Work to Landlord within ten

(10) days of Tenant's receipt from Landlord of an invoice for such costs prior to commencement of construction, and the balance upon Substantial Completion of the Premises. Failure by Tenant to pay such costs as and when due shall constitute a default under the Lease.

      12. The approval by Tenant of Tenant's Plans shall be deemed authorization by Tenant for Landlord to proceed with the performance of Landlord's Work and any Additional Work and shall be deemed approval by Tenant of Landlord's cost estimate for the work. Any approvals required to be given by Tenant shall be deemed given unless within five (5) days after request is made therefor, notice of disapproval is given. Any architect or designer acting for or on behalf of Tenant shall be deemed an agent of Tenant duly authorized to bind and act for Tenant in all respects.

      13. If there is a delay in the Substantial Completion of Landlord's Work, or any portion thereof, due to any act or omission of Tenant, its contractors, subcontractors, architects, space designers, movers, consultants, agents or employees, including, without limitation, delays due to failure by Tenant, in a timely manner, deliver Tenant's Plans, Tenant's making changes in Tenant's Plans or in Landlord's Work, delays by Tenant in submission of information, approving working drawings or cost estimates or giving authorizations or approvals, or delays resulting from the fact that portions of Landlord's Work must be scheduled after the completion of certain items of Tenant's Installations (hereinafter defined) (any of the foregoing being called a "Tenant Delay"), then the Premises, or such portion thereof, shall be deemed Substantially Completed on the date the Premises or such portion thereof would have been available for occupancy but for the duration of any such aforementioned Tenant Delay, even though work to be done by Landlord has not been commenced or completed. The parties recognize that a Tenant Delay may be aggravated or extended by a strike, materials or labor shortage, or loss of time due to construction scheduling changes occasioned by such Tenant Delay or other unavoidable delays, any or all of which would not have adversely affected the timely completion of Landlord's Work in the absence of such Tenant Delay, and agree that the duration of Tenant Delay should include all delays resulting from such other causes, notwithstanding that as a result thereof, the Tenant Delay in question may substantially exceed, in duration, the length of time during which the act or omission of Tenant or, its agents, employees or contractors, causing such Tenant's Delay may have occurred or continued.

      14. Substantial Completion shall have occurred upon the following: (i) Landlord's Work shall have been completed in substantial compliance with the Construction Documents, except for punch list items and Tenant's work, and otherwise sufficient so that Architect can execute the most recently published version of AIA form G704, titled "Certificate of Substantial Completion," or
(ii) Landlord shall have obtained a temporary certificate of occupancy or other evidence reasonable satisfactory to Tenant that upon completion of the Tenant's Work, a certificate of occupancy or temporary certificate of occupancy will be issued, permitting the lawful use of the Premises; provided, however, that to the extent compliance with the conditions set forth above would have occurred but for Tenant Delay, then compliance with such conditions shall be deemed to have occurred on the date it would have occurred but for the Tenant Delay.

      15. Landlord hereby designates ROXANNE TIGUE to act as its authorized representative on this Work

Agreement. Any response from such person under this Work Agreement shall be the response of Landlord. Tenant hereby designates PEGGY PARKS to act as its authorized representative on this Work Agreement. Any response from such person under this Work Agreement shall be the response of Tenant.

      IN WITNESS WHEREOF, this Work Agreement has been executed as of the day and year first above written.

                                       CORNERS REALTY CORPORATION, INC., as
                                       Landlord

                                       By:______________________________________
                                       Name:___________________________________
                                       Title:__________________________________

                                       HITACHI ELECTRONIC DEVICES (USA) INC., as
                                       Tenant

                                       By.______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                    EXHIBIT E

                           COMMENCEMENT DATE AGREEMENT

      AGREEMENT made as of the_____ day of ______________, 2003, between CORNERS REALTY CORPORATION, INC., a Delaware corporation, having an address at 522 Fifth Avenue, New York, New York 10036, Attn: Mr. Stephen S. Schubert, as Landlord, and HITACHI ELECTRONIC DEVICES (USA), INC., a _____________ corporation, having an address at ____________________, as Tenant.

                              W I T N E S S E T H:

      WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated as of March ____, 2003 (the "Lease"), pursuant to which Landlord leased to Tenant certain space in the Building known as Suite 100, 6035 The Corners Parkway, Norcross, Georgia 30092, as more fully described in the Lease; and

      WHEREAS, pursuant to the provisions of the Lease, the parties agreed to execute a written agreement confirming the Commencement Date and the Expiration Date of the Lease.

      NOW, THEREFORE, Landlord and Tenant confirm that the Term of the Lease commenced on __________, 2003, and that such date constitutes the "Commencement Date" of the Lease, and that the Term of the Lease will expire on _________, _____, and that such date constitutes the "Expiration Date" as such quoted terms are defined in the Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Commencement Date Agreement as of the day and year first above written.

                               CORNERS REALTY CORPORATION, INC., as Landlord

                               By:______________________________________________
                               Name:____________________________________________
                               Title:___________________________________________

                               HITACHI ELECTRONIC DEVICES (USA), INC., as Tenant

                               By:______________________________________________
                               Name:____________________________________________
                               Title:___________________________________________

                                    EXHIBIT F

                            JANITORIAL SPECIFICATIONS

GENERAL

      Clean all areas of the building interior including entrance lobby, corridors, loading docks, stairwells, lavatories and elevators.

      Employees assigned to the building shall be neat and clean in appearance and properly identified.

      Employees shall abide by all building rules and regulations and safety rules.

      Employees shall not eat, drink, or smoke on duty. They shall not disturb paper on desks, open drawers or cabinets, use telephones, televisions or radios.

      Competent supervisory personnel shall be employed, and they will, at a minimum, have completed a supervisory training course.

      Necessary appropriate tested and approved machinery and cleaning supplies for the satisfactory performance of services will be provided.

      All office cleaning, as possible, will be performed behind locked doors.

      Upon completion of work, the Contractor will leave all slope sinks and equipment storage areas in a neat and orderly condition; all unnecessary lights out and doors locked.

      The Landlord shall furnish janitor and cleaning service as described below: ENTRANCE

LOBBY - DAILY

      Entrance lobby will be thoroughly cleaned. Lobby glass and metal will be cleaned and dusted. Directory glass will be damp cleaned and wiped. Lobby walls will be dusted and kept free from fingermarks and smudges. Floors and entrances are to be dust mopped and damp mopped as needed, and buffed and refinished as necessary to maintain a clean and glossy appearance.

ELEVATORS - DAILY

      All elevators will be vacuumed.

      All stainless steel and metal will be cleaned.

      All elevator tracts will be vacuumed.

      Elevator button panels and elevator doors will be cleaned. Carpets will be spotted periodically.

      Ceilings, overhead plexiglass, and/or special light fixtures will be cleaned periodically.

OFFICES - DAILY

      Clean floor, empty trash and wipe counters in kitchen area.

      In other office areas:

      Sweep, dry mop or vacuum all floor areas of resilient tile, wood or carpet, remove matter such as gum and tar which has adhered to the floor.

      Empty, damp wipe and sanitize all ashtrays and waste baskets and removal all trash.

      Dust all horizontal surfaces with treated dust cloth, including furniture, files, equipment, blinds and louvers that can be reached without a ladder.

      Spot wash to remove smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

      Brush all fabric covered chairs with a lint brush.

      Wash water fountains, chalkboards, lunch room tables and chairs.

      Spot damp mop all non-resilient floors such as concrete, terrazzo and ceramic tile. Sweep all steps, sidewalks and exterior landings to the building.

      Clean and wash all restrooms.

      Clean mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispenser and disposal container exteriors using detergents, disinfectant and water. Damp wipe all ledges, toilet stalls and doors, spot clean light switches, doors and walls.

      Clean toilets and urinals with detergent disinfectant, beginning with seats and working down. Pour one ounce of bowl cleaner into urinal after cleaning and do not flush.

      Furnish and refill all soap, toilet, sanitary napkins and towel dispensers.

      Clean all baseboards.

      Damp mop floors using detergent disinfectant.

OFFICES - WEEKLY

      Spot clean carpet stains.

      Wash glass in display windows, building directory, entrance doors and frames and show windows, both sides.

      Spot wash interior partition glass and door glass to remove smudge marks. Sweep all stair areas.

OFFICES - MONTHLY

      Clean and polish resilient floor areas using buffable non-slip typejloor finish.

      Vacuum all ceiling and wall air supply and exhaust diffusers or grills.

      Wash all stairwell landings and treads.

OFFICES - QUARTERLY

      High dust all horizontal and vertical surfaces not reached in nightly cleaning, such as pipes, light fixtures, door frames, picture frames, ceilings, moldings, ledges, etc. not reached in nightly cleaning.

      Wash all interior glass, both sides.

      Vacuum or dust all books in place.

      Wash and polish vertical terrazzo or marble surfaces.

      Damp wash diffusers, vents, grilles, and other such items, including surrounding wall or ceiling areas that are soiled.

OFFICES - SEMI-ANNUALLY

      Vacuum draperies, cornices and wall hangings.

      Dust all storage areas, and damp mop floor areas.

      Strip and refinish all resilient floor areas using buffable non-slip floor finish.

OFFICES - ANNUALLY

      Spot wash walls in corridors, lounges, classrooms, demonstration areas, lunchroom and washrooms.

      Clean, as needed, all vertical surfaces not attended to in nightly, weekly, quarterly or semi-annual cleaning.

      Wash all building exterior glass, both sides.

                                    EXHIBIT G

                              RULES AND REGULATIONS

      1. The sidewalks and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

      2. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.

      3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls. Signs on entrance door or doors shall conform to Building standard signs, samples of which are on display in Landlord's rental office. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing, Landlord may remove same without any liability and may charge the expense incurred by such removal to Tenant.

      4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant.

      5. Tenant shall not in any way deface any part of the Premises or the Building. Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

      6. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings.

      7. Neither Tenant, nor any of Tenant's agents, employees, contractors, licensees or invitees, shall at any time put up or operate fans or electrical heaters, or bring or keep upon the Premises flammable, combustible or explosive fluid, or chemical substance.

      8. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

      9. All moves in or out of the Premises, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place during the hours which Landlord or its agent may determine. Only the Building freight elevator shall be used for such purposes. Tenant will ensure that movers take necessary measures required by Landlord to protect the Building (e.g., windows, carpets, walls, doors and elevator cabs) from damage. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease.

      10. Tenant shall not place any furniture, accessories or other materials on any balconies located within or adjacent to the Premises without Landlord's written approval in each instance.

      11. Landlord shall have the right to prohibit advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

      12. Landlord reserves the right to exclude from the Building at all times other than business hours all persons who do not present a pass to the Building signed by Tenant. Tenant shall be responsible for all persons to whom it issues such a pass and shall be liable to Landlord for all acts of such persons.

      13. The requirements of Tenant will be attended to only upon application at the management office for the Building. Building employees shall not perform any work or do anything outside of their regular duties, without the prior written consent of Landlord.

      14. Canvassing, soliciting and peddling in the Building are prohibited.

      15. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks, mail carts or mail bags shall be used in passenger elevators.

      16. All paneling or other wood products not considered furniture shall be of fire retardant materials. Before installation of such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord for its written approval.

      17. Tenant shall not employ any persons other than the janitors retained by Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of the Premises. It is understood and agreed that Landlord shall not be responsible to any tenant for any loss of property from rented premises, however occurring, or for any damage done to furniture or other effects of any tenant by the janitor or any of its employees.

      18. No painting shall be done, nor shall any alterations be made, to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or walls, nor shall any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Landlord. No sunscreen or other films shall be applied to the interior surface of any window glass. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole, and when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order at Tenant's expense under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair.

      19. Landlord will post on the Building directories at no charge one name only for Tenant. All additional names which Tenant shall desire put upon said directories must be submitted to Landlord, and if so approved, a charge to Tenant will be made for each additional listing.

      20. Landlord reserves all vending rights.

      21. Landlord reserves the right to modify or delete any of the foregoing Rules and Regulations and to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises and Landlord's property and for the preservation of good order therein. Landlord shall not be responsible to any tenant for the non-observance, or violation, of any of these Rules and Regulations by other tenants.

      22. Parking facilities supplied by Landlord shall be used by vehicles that may occupy a standard parking area only. Moreover, the use of such parking facilities shall be limited to normal business parking and shall not be used for a continuous parking of any vehicle regardless of size.

      23. The smoking of any cigar, cigarette, pipe or other smoking equipment is strictly prohibited within the building.

                                    EXHIBIT H

                          FORM OF INSURANCE CERTIFICATE

THIS CERTIFICATE DOES NOT AMEND, EXTEND      COMPANIES AFFORDING COVERAGES
OR ALTER THE COVERAGE AFFORDED BY THE
POLICIES LISTED BELOW:

NAME AND ADDRESS OF AGENCY:

                                             COMPANY A
                                             LETTER

FOR QUESTIONS ON THIS CERTIFICATE
CONTACT:                                     COMPANY B
                                             LETTER

NAME AND ADDRESS OF INSURED:
                                             COMPANY C
                                             LETTER
                                             D
                                             COMPANY D
                                             LETTER

This is to certify that the insurance companies listed above have issued policies of insurance, as described below and identified by a policy number, to the insured named above, and to certify that such policies are n full force and effect at this time. This certificate of insurance does not amend, extend or alter the coverage afforded by the policies designated below.

COMPANY     TYPE OF        POLICY      POLICY
LETTER      INSURANCE      NUMBER      PERIOD    LIMITS OF LIABILITY IN THOUSANDS (000)

                               SUBLEASE AGREEMENT

1.    PARTIES

      THIS SUBLEASE is entered into as of the 17th day of March, 2004, by and between HITACHI ELECTRONIC DEVICES (USA), INC., Sublessor, and BIANCO HOPKINS & ASSOCIATES, INC., Sublessee, as a Sublease under the Master Lease dated March 27, 2003, entered into by CORNERS REALTY CORPORATION, INC., as Lessor, and Sublessor under this Master Lease, as Lessee. A copy of said Master Lease is attached hereto, marked Sublease Exhibit "B," and incorporated herein by reference.

2.    PROVISIONS CONSTITUTING SUBLEASE

      This Sublease is subject to all of the terms and conditions of the Sublease Agreement including those contained in the Special Stipulations attached hereto marked as Sublease Exhibit "A." This Sublease also adopts by reference all those provisions of the Lease Agreement attached hereto as Sublease Exhibit "B" except where such provisions are directly in conflict with the provisions of this Sublease Agreement. Accordingly, Sublessee shall be obligated hereunder the same as Lessee under the Lease Agreement.

3.    PREMISES

      Sublessor leases to Sublessee and Sublessee hires from said Sublessor the following described Premises situated at 6025 Corners Parkway, Suite 100, in the City of Norcross, County of Gwinnett, State of Georgia, 30092 (the "Premises") and consisting of approximately 12,949 rentable square feet. Sublessee leases the Premises in its "as-is" condition.

4.    TERM

      4.1 Term. The term of this Sublease shall be for a period commencing on April 1, 2004 (Commencement Date) and ending on May 31, 2010, subject to any required approval by Landlord per the Master Lease.

      4.2 Delay in Commencement. Notwithstanding said Commencement Date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within ninety (90) days from said Commencement Date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease. If this Sublease is canceled as herein provided, Sublessor shall return any monies previously deposited by Sublessee, and the parties shall be discharged from all obligations hereunder.

      4.3 Early Possession. In the event that Sublessor shall permit Sublessee to occupy the Premises prior to the Commencement Date of the term, such occupancy shall be subject to all of the provisions of this Sublease, including the payment of rent. Said early possession shall not advance the termination date of this Sublease.

5.    RENT

      Sublessee shall pay to Sublessor as rent for the Premises equal monthly installments as shown on Sublease Exhibit "A", in advance, on the first day of each month of the term hereof. Sublessee shall pay Sublessor, upon the execution of this Sublease Agreement, the sum of Ten Thousand Seven Hundred Ninety and 83/100 ($10,790.83) Dollars as rent for June 1, 2004. Rent for any period during the term hereof which is for less than one (1) month shall be a pro rata portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may periodically designate in writing.

6.    SECURITY DEPOSIT

      Sublessee shall deposit with Sublessor upon execution hereof the sum of Forty-Three Thousand One Hundred Sixty-Three and 33/100 ($43,163.33) Dollars as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply, or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated, and Sublessee's failure to do so shall be a breach of this Sublease, and Sublessor may at his option terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned, without payment of interest for its use, to Sublessee within ten (10) days after the expiration of the Sublease term.

7.    USE

      The Premises shall be used and occupied only for general office and administrative purposes. The Premises shall not be used for any illegal purposes nor in any manner in which violates any regulation of any governmental body.

8.    BROKER

      In this transaction, Sublessor has been represented by Carter (Broker) and Sublessee has been represented by Benchmark Resources (Co-Broker). Both Broker and Co-Broker shall be compensated by Sublessor under a separate written commission agreement.

      WITNESS:                               SUBLESSOR:

      _________________________              HITACHI ELECTRONIC DEVICES
                                             (USA), INC.

                                             By: [Unknown Signatory]
                                                 -------------------------------

                                             Title: [Unknown]
                                                    ----------------------------

                                             Mailing Address:
                                                   575 Mauldin Road
                                                   Greenville, SC 29602-2203
                                                   Attn: Mr. Bill Davis

      WITNESS:                               SUBLESSEE:

      ___________________________            BIANCO HOPKINS & ASSOCIATES, INC.

                                             By: /s/ Rosalie Hopkins
                                                 -------------------------------
                                                  Rosalie Hopkins

                                             Title: President

                                             Mailing Address:
                                                   4920 Avalon Ridge Parkway
                                                   Suite 600
                                                   Norcross, GA 30071
                                                   Attn: Ms. Rosalie Hopkins

                              SUBLEASE EXHIBIT "A"

                              Special Stipulations

1.    BASE RENT SCHEDULE

      Term           Months     Rent PSF     Annualized    Monthly Rent     Total Rent
----------------     ------     --------    -----------    ------------    -----------
4/1/04 - 5/31/04        2        $ 0.00     $      0.00     $     0.00     $      0.00
6/1/04 - 5/31/05       12        $10.00     $129,490.00     $10,790.83     $129,490.00
6/1/05 - 5/31/06       12        $10.30     $133,374.70     $11,114.56     $133,374.70
6/1/06 - 5/31/07       12        $10.61     $137,388.89     $11,449.07     $137,388.89
6/1/07 - 5/31/08       12        $10.93     $141,532.57     $11,794.38     $141,532.57
6/1/08 - 5/31/09       12        $11.26     $145,805.74     $12,150.48     $145,805.74
6/1/09 - 5/31/10       12        $11.60     $150,208.40     $12,517.37     $150,208.40
                                              AGGREGRATE RENT:             $837,800.30

2.    SECURITY DEPOSIT

      Providing Sublessee is not in default as outlined herein under Paragraph 6, security deposit shall be returned to Sublessee as outlined below:

      Date              Deposit Returned       Remaining Deposit
-----------------      -----------------       -----------------
June 1, 2005           1 Month's Deposit           3 Months
February 1, 2006       1 Month's Deposit           2 Months
September 1, 2006      1 Month's Deposit           1 Month

      The last month's security deposit shall be held by Sublessor through the duration of the Sublease term according to the provisions herein defined.

3.    FURNITURE, FIXTURES & EQUIPMENT ("FF&E")

      Providing Sublessee is not otherwise in default of this Sublease or the Master Lease, Sublessee shall have the right to use the FF&E as described on Exhibit "E". Sublessee agrees to return said FF&E to Sublessor in good working order and condition, reasonable wear and tear excepted, at the expiration of the Sublease term.

4.    INSURANCE

      Sublessee shall have same indemnity and insurance obligation as outlined in Paragraph 12 of the Master Lease. Sublessee shall also be required to submit a "Form of Insurance Certificate" as provided in Exhibit "H" of the Master Lease.

5.    OPTION TO RENEW

      Sublessee hereby forgoes this right as defined in Paragraph 31 of the Master Lease.

6.    FIRST REFUSAL OPTION

      Sublessee hereby forgoes this right as defined in Paragraph 32 of the Master Lease.

7.    OPERATING EXPENSES

      Sublessee shall not be responsible for any increases in Operating Expenses during the term of this Sublease.

8.    DEFAULTS

      Sublessee shall be obligated to Sublessor according to the same provisions defined in Paragraph 15 of the Master Lease relating to an "Event of Default."

9.    ASSIGNMENT AND SUBLETTING

      Sublessee must first obtain prior written approval to Sub-Sublease or Assign this Sublease from both Sublessor and Lessor, which may be withheld at Sublessor's sole discretion. Should Sub-Sublease result in "Sublease Additional Rent" as defined in Paragraph 10(g) of the Master Lease, Sublessee shall pay to Sublessor a sum of one hundred (100%) percent of this amount. All other provisions of Paragraph 10 of the Master Lease shall be applied to Sublessee's requirements in such an event.

10.   SIGNAGE

      Sublessee shall be responsible for all expenses incurred with establishing signage on the building directory and at Sublessee's suite and shall deal with Lessor directly on such matters.

                              SUBLEASE EXHIBIT "B"

                                 Lease Agreement

                              SUBLEASE EXHIBIT "C"

                                   Floor Plan

                    [Architectural Schematic of Floor Space]

                              SUBLEASE EXHIBIT "D"

                                 FF&E Inventory*

1.    RECEPTION AREA
      Chairs
      Reception Desk - Cube
      2 Phones 1 Rec. 1 Guest Area Chair - Security System for Back Doors and IS Room

2.    ADMINISTRATION WORK AREA
      Chair
      File Cabinet/3 Drawer

3.    EXECUTIVE OFFICE (HEISER)
      Desk/Table - Chair (leather) - Phone
      Credenza
      Conference Table - 4 Chairs
      Leather Loveseat - 2 Leather Chairs
      Typing Table
      Whiteboard with Doors

4.    EXECUTIVE OFFICE (SCHMITT)
      Desk/Table - Chair Leather - Phone
      Credenza
      Bookcase (wood)
      2 Side Chairs
      Conference Table - 4 Chairs
      Typing Table
      Whiteboard with Doors

5.    CONFERENCE ROOM
      Round Table
      3 Chairs
      Whiteboard with Doors

6.    EXECUTIVE OFFICE (TEX)
      Desk - Credenza with Top - Chair - Phone
      File Cabinet (wood) with Bookshelf on Top
      Wardrobe
      Conference Table - 2 Chairs
      2 Side Chairs
      Whiteboard with Doors

7.    BREAKROOM
      Double Sink
      Dishwasher
      Refrigerator
      Table - 14 Chairs

8.    OFFICE (PEGGY)
      Desk/Credenza (new) - Chair - Phone
      Conference Table - 3 Chairs

9.    OFFICE (BD)
      Desk - Chair - Phone
      Credenza with Bookcase Top
      Bookcase
      3 Side Chairs
      Whiteboard with Doors

10.   OFFICE
      Desk - Chair - Phone
      Conference Table - 4 chairs
      Whiteboard with Doors

11.   OFFICE
      Desk/Table - Chair - Phone
      Credenza
      3 Chairs
      Whiteboard with Doors

12.   OFFICE (TOUCHBERRY)
      Desk/Table - Chair - Phone
      Credenza
      Conference Table - 3 Chairs
      Whiteboard with Doors

13.   CONFERENCE ROOM (CORNER)
      Glass Top Table
      12 Chairs
      Phone - Phone Table
      Panel Board

14.   OFFICE (LARRY)
      Desk/Table - Chair - Phone
      Conference Table - 3 Chairs
      4 Drawer Lateral File
      1 Side Chair

15.   12X12 CUBICLES
      5 Workstations
      Chair - Phone
      Overhead Bins - 2 Large, 1 Small
      1 Side Chair

16.   15X20 CUBICLES
      3 Workstations
      Chair - Phone
      Conference Table - 3 Chairs
      Overhead Bins - 1 Large, 1 Small

17.   CABINETS IN CUBICLE AREA
      (Phone) 6 Double Doors (Top) 4 Lower Double Door Bottom Cabinets

18.   PHONE - COMPUTER ROOM
      HC x 5000 Hitachi PBX System with Rack
      Computer/Monitor
      Table - 4 Chairs - 2 Phones
      Steel Cabinet

19.   SMALL BREAKROOM
      Single Sink - Wall Phone
      Cabinets - 3 Overhead Doors 9 Bottom Doors

20.   MAILROOM
      Table
      Cabinets - 10 Overhead Doors 10 Bottom Doors
      Mail Sorting Cubicles

21.   LARGE CONFERENCE ROOM
      Beamer Computer Projection Mounted in Ceiling
      Oval Conference Table 14 Sections
      31 Conference Chairs
      Panel Board
      Phone

* The above list has been compiled by Carter at the request of Sublessor. Neither Carter nor Sublessor make any representations as to the accuracy of this information.

                              SUBLEASE EXHIBIT "E"

                               Consent to Sublease

      This Consent to Sublease ("Agreement") dated ____, 2004, is made by and among CORNERS REALTY CORPORATION, INC. ("Landlord"), a Delaware corporation, having an address at 522 Fifth Avenue, Ninth Floor, New York, New York 10036, _______________________ ("Tenant"), a ______________ corporation, having an address at ______________________ and ________________ ("Subtenant"), a
corporation, having an address at______________________________________.

                                    RECITALS

      A. Landlord and Tenant entered into a certain Lease Agreement dated (the "Lease"), for premises known as Suite _____ (the "Premises") on the floor of the building known as The Corners Parkway, Norcross, Georgia 30092 (the "Building").

      B. Tenant has requested Landlord's consent to the subletting by Tenant to Subtenant of that portion of the Premises shown hatched on the plan attached as Exhibit D to this Agreement (the "Sublet Premises").

      C. Landlord is willing to consent to the subletting of the Sublet Premises by Tenant to Subtenant, subject to all of the terms and provisions contained in this Agreement.

      ACCORDINGLY, in consideration of the mutual covenants herein contained, the parties agree as follows:

      1. Landlord hereby consents to the subletting of the Sublet Premises by Tenant to Subtenant pursuant the agreement of sublease (the "Sublease") annexed hereto as Exhibit B, but subject to the terms and provisions of this Agreement.

      2. This consent shall not be deemed a consent to the assignment of the Lease or the Sublease, the further subletting of the Premises or the Sublet Premises, or the alteration of the Premises or the Sublet Premises. The Sublease may not be assigned, modified, amended, or extended and the Premises and the Sublet Premises may not be altered or further sublet in whole or in part without the prior written consent of Landlord in each instance.

      3. This consent shall not be construed to waive, modify, amend, or affect (a) any of the terms or provisions of the Lease, (b) any of Tenant's obligations under the Lease, or (c) any rights or remedies of Landlord under the Lease. The terms and provisions of the Lease shall continue to apply to the Premises, the Sublet Premises, and their occupants, as if the Sublease had not been made.

      4. This consent shall not be deemed to enlarge or increase any of Landlord's obligations or Tenant's rights under the Lease or to waive, release, or discharge any existing or future breach, default, or liability of Tenant under the Lease. Tenant shall remain liable and responsible for the full performance and observance of all of the terms and provisions of the Lease on Tenant's part to be observed or performed. If Tenant shall default in the payment of any rent under the Lease, Landlord may collect any rents due or accruing from Subtenant and apply the net amounts collected to the rents reserved under the Lease, but the receipt by Landlord of such amount from Subtenant shall not be deemed to release Tenant from its obligations or liability under the Lease or to constitute Landlord's acceptance of Subtenant as a direct Tenant.

      5. The Sublease is and shall be at all times subject and subordinate to the Lease and to all matters to which the Lease is subject and subordinate. The Sublease also is and shall be subject to all of the terms, covenants, agreements, provisions, and conditions of the Lease. In any conflict between the provisions of the Lease and the provisions of the Sublease, the provisions of the Lease shall prevail.

      6. Landlord makes no representation or warranty concerning the Lease, the Sublease, the Premises, the Sublet Premises, the Building or any matter or thing related to them. This Agreement shall not constitute Landlord's approval or ratification of any of the provisions of the Sublease and Landlord shall not be bound or estopped by any of the provisions of the Sublease in any way.

      7. Upon the expiration or any earlier termination of the term of the Lease, or in case Landlord accepts surrender of the Lease by Tenant, except as provided in the next sentence, the Sublease and its term shall expire and come to an end as of the effective date of such expiration, termination, or surrender and Subtenant shall vacate the Sublet Premises on or before such date. If the Lease shall expire or terminate during the term of the Sublease for any reason other than condemnation or destruction by fire or other cause, or if Tenant shall surrender the Lease to Landlord during the term of the Sublease, Landlord, in its sole discretion, upon written notice given to Tenant and Subtenant on or before the effective date of such expiration, termination or surrender, without any additional or further agreement of any kind on the part of Subtenant, may elect to continue the Sublease as a direct lease between Landlord and Subtenant (provided that the terms and provisions of the Lease shall be deemed incorporated in the Sublease to the same extent as if the Lease had not expired or terminated). In that event, Subtenant shall attorn to Landlord and Landlord and Subtenant shall have the same rights, obligations and remedies under the Sublease as Tenant and Subtenant, respectively, had thereunder prior to such effective date, except that Landlord shall not be (1) liable for any act, omission, or default of Tenant under the Sublease or for the return of all or any part of any security deposit not actually received by Landlord (and Subtenant shall have no claim against any security deposited under the Lease), or (2) subject to any offsets, claims, or defenses that Subtenant had or might have against Tenant, or (3) bound by any rent or additional rent or other payment paid by Subtenant to Tenant in advance, or (4) bound by any modification, amendment, or abridgment of the Sublease made without Landlord's prior written consent. Upon expiration of the Sublease pursuant to the provisions of the first sentence of this Paragraph 7, if Subtenant shall fail to vacate the Sublet Premises as provided in the Lease, Landlord shall have against Subtenant all of the rights and remedies available against Tenant under the Lease as well as the rights and remedies available generally to a Landlord against a tenant holding over after the expiration of a term.

      8. Both the Tenant and Subtenant at all times shall be liable for all bills rendered by Landlord for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Sublet Premises.

      9. Tenant represents that, as of the date hereof, all of the obligations of Landlord under the Lease have been complied with and performed by Landlord and any payments required to be made by Landlord to Tenant under the Lease have been made.

      10. Tenant and Subtenant each represents and warrants to Landlord that the information supplied to Landlord by each of Tenant and Subtenant in connection with obtaining this Consent to Sublease (including, but not limited to, all summaries, financial statements, notices, and other documents) is true and complete and that no consideration has been or will be paid by Subtenant for or in connection with the Sublease or the sale of any furniture, furnishings, fixtures, or improvements in the Sublet Premises that has not been disclosed in the Sublease. Also, Tenant and Subtenant each represents and warrants to Landlord that Exhibit B is a complete and correct copy of the Sublease and that there are no other agreements between them relating to the Sublease, or the use or occupancy of the Sublet Premises or the furniture, furnishings, fixtures, or improvements therein. The representations and warranties contained in this Paragraph 10 shall be deemed incorporated in the Lease and the inaccuracy of any of such representations and warranties shall constitute a default under the Lease entitling Landlord to exercise any or all the remedies for default provided in the Lease or otherwise available at law or in equity.

      11. Any notice, demand, consent, approval, disapproval, or statement (collectively, "Notices") given under the Lease or under this Agreement shall be given in accordance with the terms of the Lease, except that such Notices, if given to Tenant, shall be addressed to Tenant only at its address first above set forth in this Agreement and, if given to Subtenant, shall be addressed to Subtenant at its address first set forth in this Agreement until Subtenant is in occupancy at the Sublet Premises, and thereafter shall be addressed to Subtenant only at the Building. A copy of all Notices given to Landlord under this Agreement or under the Lease shall be given to the attention of Kim Adams, Vice President, with copies to Trammell Crow Company, 6525 The Corners Parkway, Suite 112, Norcross, Georgia 30092, attn: Property Manager. Landlord and Tenant each may designate a different address for Notices to it in a Notice given to the other parties under this Paragraph 11. Nothing contained in this Paragraph 11 shall be deemed to require Landlord to give any Notices to Subtenant under the Lease.

      12. This Agreement shall not be effective until executed by each of Landlord, Tenant and Subtenant.

      IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

                                         CORNERS REALTY CORPORATION, INC. as
                                         Landlord

                                         By: __________________________________
                                                Kim Adams
                                                Vice President

                                         ____________________________, as Tenant
                                         By:____________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                         _________________________, as Subtenant
                                         By:____________________________________
                                          Name:_________________________________
                                          Title:________________________________

This Agreement shall be governed and construed in accordance with Georgia law without regard to conflicts of law rules. .

                              SUBLEASE EXHIBIT "C"

                                   Floor Plan

                    [Architectural Schematic of Floor Space]

                              SUBLEASE EXHIBIT "D"

                                 FF&E Inventory*

1.    RECEPTION AREA
      Chairs
      Reception Desk - Cube
      2 Phones 1 Rec. 1 Guest Area Chair - Security System for Back Doors and IS Room

2.    ADMINISTRATION WORK AREA
      Chair
      File Cabinet/3 Drawer

3.    EXECUTIVE OFFICE (HEISER)
      Desk/Table - Chair (leather) - Phone
      Credenza
      Conference Table - 4 Chairs
      Leather Loveseat - 2 Leather Chairs
      Typing Table Whiteboard with Doors

4.    EXECUTIVE OFFICE (SCHMITT)
      Desk/Table - Chair Leather - Phone
      Credenza
      Bookcase (wood)
      2 Side Chairs
      Conference Table - 4 Chairs
      Typing Table
      Whiteboard with Doors

5.    CONFERENCE ROOM
      Round Table
      3 Chairs
      Whiteboard with Doors

6.    EXECUTIVE OFFICE (TEX)
      Desk - Credenza with Top - Chair - Phone
      File Cabinet (wood) with Bookshelf on Top
      Wardrobe
      Conference Table - 2 Chairs
      2 Side Chairs
      Whiteboard with Doors

7.    BREAKROOM
      Double Sink
      Dishwasher
      Refrigerator
      Table - 14 Chairs

8.    OFFICE (PEGGY)
      Desk/Credenza (new) - Chair - Phone
      Conference Table - 3 Chairs

9.    OFFICE (BD)
      Desk - Chair - Phone
      Credenza with Bookcase Top
      Bookcase
      3 Side Chairs
      Whiteboard with Doors

10.   OFFICE
      Desk - Chair - Phone
      Conference Table - 4 chairs
      Whiteboard with Doors

11.   OFFICE
      Desk/Table - Chair - Phone
      Credenza
      3 Chairs
      Whiteboard with Doors

12.   OFFICE (TOUCHBERRY)
      Desk/Table - Chair - Phone
      Credenza
      Conference Table - 3 Chairs
      Whiteboard with Doors

13.   CONFERENCE ROOM (CORNER)
      Glass Top Table
      12 Chairs
      Phone - Phone Table
      Panel Board

14.   OFFICE (LARRY)
      Desk/Table - Chair - Phone
      Conference Table - 3 Chairs
      4 Drawer Lateral File
      1 Side Chair

15.   12X12 CUBICLES
      5 Workstations
      Chair - Phone
      Overhead Bins - 2 Large, 1 Small
      1 Side Chair

16.   15X20 CUBICLES
      3 Workstations
      Chair - Phone
      Conference Table - 3 Chairs
      Overhead Bins - 1 Large, 1 Small

17.   CABINETS IN CUBICLE AREA
      (Phone) 6 Double Doors (Top) 4 Lower Double Door Bottom Cabinets

18.   PHONE - COMPUTER ROOM
      Table - 4 Chairs - 2 Phones
      Steel Cabinet

19.   SMALL BREAKROOM
      Single Sink - Wall Phone
      Cabinets - 3 Overhead Doors 9 Bottom Doors

20.   MAILROOM
      Table
      Cabinets - 10 Overhead Doors 10 Bottom Doors
      Mail Sorting Cubicles

21.   LARGE CONFERENCE ROOM
      Beamer Computer Projection Mounted in Ceiling
      Panel Board
      Phone

BIANCO HOPKINS & ASSOCIATES FF&E

The following items will be left in Suite 100 of the Premise for an undetermined period of time, but not beyond the earlier to expire of the term of this Sublease, the term of the First Sublease or the Master Lease. At any time throughout the duration of this Sublease Sublessor at its sole discretion will have the right to remove any or all of these items in Suite 100 provided that Sublessor gives Sublessee reasonable prior notice and conducts such removal at a mutually agreeable time designed to avoid disruption of Sublessee's business.

ADMINISTRATIVE WORK AREA & HALL
Artwork P1-P3, P6-P8
F1 Four drawer file cabinet
F2 Bookshelf
F3 Two drawer file cabinet
F4 Credenza
F5 Executive desk
F6 Executive chair - gray
F7 Storage rack in closet
F8 Safe

EXECUTIVE OFFICE (MARKHAM)
Artwork P4-P5
F9 Lamp
F10-F11 Rolling racks (silver)

EXECUTIVE OFFICE (HOPKINS)
Artwork P9-P20
F12 Glass book case
F13 Coat rack
F14 Black Lamp
F15-F16 Book shelves
F17 Mini refrigerator
F18-F23 Conference table chairs
F24 Executive chair
F25 Glass conference table

HALL (OUTSIDE OF EXECUTIVE OFFICES)
Artwork P21-P31

EXECUTIVE OFFICE (PICKLESIMER)
F29 Round conference table

BREAKROOM
F30 Coffee machine
F31 Coffee canister
F32 Microwave

F33 Toaster
F34 Coffee canister
F35 Table
F36-F41 Chairs
F42 Large refrigerator
F43-F45 Chairs
F46 Water cooler/dispenser
F47 Ice machine
F48 Clock
F78 Trash can - gray

EXECUTIVE OFFICE (HAGOOD)
F49-F50, F52 Bookshelves
F51 Plant (tree)

GUEST 1 CUBICLE
F53 Two drawer file
F54 Air purifier

OPEN AREA (OUTSIDE OF GUEST CUBICLES)
F55-F60 Bookshelves
F61 Small serving table
F79 Conference table
F80-F86 Chairs - mauve
F88 Printer table

GUEST 2 CUBICLE
F62 Four drawer file
F63 Executive chair - gray
F64 Chair - black

GUEST 3 CUBICLE
F91-F93 Tables - gray

SUPPLY CLOSET
F94 Large supply cabinet
F95 Four drawer file cabinet

CUBICLE (ENG)
F87 Two drawer file cabinet

CUBICLE (BELDING)
F89 Two drawer file cabinet

CUBICLE (WHITMIRE)
F90 Two drawer file cabinet

EXECUTIVE OFFICE (CHODROW)
F65, F67-F68 Chairs - black
F66 Bookshelf
F69 Small round table

EXECUTIVE OFFICE (THROPP)
F70 Executive chair - gray
F71-F72 Chairs - mauve

EXECUTIVE OFFICE (FLY)
F73 Executive chair - gray
F74 Two drawer file cabinet

OPEN AREA (OUTSIDE OF JOHNSON CUBICLE)
F75-F76 Four drawer file cabinets
F77 Printer table

COPY/SUPPLY AREA
Artwork P32-P34
F96 Storage shelving
F97 Three drawer file cabinet
F98 Small bookshelf
F99-F101 Tables - gray
F102 Air purifier

CUBICLE (UNER)
F103 Small bookshelf
F104 Two drawer file cabinet

CUBICLE (VITI)
F105-F106 Two drawer file cabinets

CUBICLE (NOE)
F107 Round conference table
F108 Chair - black
F109 Chair - gray
F110-F111 Plants

CUBICLE (RICKARDS)
F112 Chair - black

CUBICLE (NIETO)
F113 Chair - black
F114 Bookshelf
F115-F116 Chair - black

CUBICLE (JOHNSON)
F117 Chair - gray
F118 two drawer file cabinet
F119 Air purifier

CUBICLE (ANDERSON)
F120 Two drawer file cabinet

CUBICLE (HEATH)
F121 Two drawer file cabinet

SERVER ROOM HALL
Artwork P35

TRAINING ROOM HALL
Artwork P36-P50

RECEPTION AREA
Artwork P51-P55
F122 Chair - Grey

EXECUTIVE RESTROOM
F123 White storage unit

MAIN CONFERENCE ROOM
Artwork P56
F26 Small serving table
F27 Sharp overhead projector
F28 Projection screen

COMPUTER ROOM
Intertel Phone System
Servers & computer equipment

All plastic chair mats

                              SUBLEASE EXHIBIT "E"

                               Consent to Sublease

      This Consent to Sublease ("Agreement") dated April 20th 2005, is made by and among CORNERS REALTY CORPORATION, INC. ("Corners Realty"), a Delaware corporation, having an address at 522 Fifth Avenue, Ninth Floor, New York, New York 10036, HITACHI ELECTRONIC DEVICES (USA), INC. ("Hitachi"), a South Carolina corporation, having an address at 575 Mauldin Road, Greenville, SC, Internet Commerce Corporation ("Sublessor"), a Delaware corporation, having an address at 6801 Governors Lake Pkwy., Suite 100, Atlanta, Georgia 30071, and Bianco Hopkins & Associates ("Sublessee"), a Georgia corporation, having an address at 6025 The Corners Parkway, Norcross, Georgia 30092.

                                    RECITALS

      A. Corners and Hitachi entered into a certain Lease Agreement dated March 27, 2003 (the "Lease"), for premises known as Suite 100 (the "Premises") on the floor of the building known as 6025 The Corners Parkway, Norcross, Georgia 30092 (the "Building").

      B. Hitachi and Sublessor subsequently entered into a certain Sublease Agreement dated March 17, 2004 (the "First Sublease"), for the Premises.

      C. Sublessee and Sublessor subsequently entered into a certain Second Sublease Agreement dated May 2nd, 2005 (the "Second Sublease"), for the Premises.

      D. Sublessor has requested Corners Realty's consent to the subletting by Sublessor to Sublessee of that portion of the Premises shown hatched on the plan attached as Exhibit A to this Agreement (the "Sublet Premises").

      E. Corners Realty and Hitachi are willing to consent to the subletting of the Sublet Premises by Sublessor to Sublessee, subject to all of the terms and provisions contained in this Agreement.

      ACCORDINGLY, in consideration of the mutual covenants herein contained, the parties agree as follows:

      1. Corners Realty and Hitachi hereby consent to the subletting of the Sublet Premises by Sublessor to Sublessee pursuant the agreement of the Third Sublease Agreement (the "Sublease") annexed hereto as Exhibit B, but subject to the terms and provisions of this Agreement.

      2. This consent shall not be deemed consent to the assignment of the Lease, the First Sublease, the Second Sublease or the Sublease, the further subletting of the

            Premises or the Sublet Premises, or the alteration of the Premises or the Sublet Premises.

      3. This consent shall not be construed to waive, modify, amend, or affect (a) any of the terms or provisions of the Lease, (b) any of Hitachi's obligations under the Lease, or (c) any rights or remedies of Corners Realty under the Lease. The terms and provisions of the Lease shall continue to apply to the Premises, the Sublet Premises, and their occupants, as if the Sublease had not been made.

      4. This consent shall not be deemed to enlarge or increase any of Corner Realty's obligations or Hitachi's rights under the Lease or to waive, release, or discharge any existing or future breach, default, or liability of Hitachi under the Lease. Hitachi shall remain liable and responsible for the full performance and observance of all of the terms and provisions of the Lease on Hitachi's part to be observed or performed. If Hitachi shall default in the payment of any rent under the Lease, Corners Realty may collect any rents due or accruing from Sublessee and apply the net amounts collected to the rents reserved under the Lease, but the receipt by Corners Realty of such amount from Sublessee shall not be deemed to release Hitachi from its obligations or liability under the Lease or to constitute Corners Realty's acceptance of Sublessee as a direct tenant.

      5. The Sublease is and shall be at all times subject and subordinate to the Lease and to all matters to which the Lease is subject and subordinate. The Sublease also is and shall be subject to all of the terms, covenants, agreements, provisions, and conditions of the Lease. In any conflict between the provisions of the Lease and the provisions of the Sublease, the provisions of the Lease shall prevail.

      6. Corners Realty makes no representation or warranty concerning the Lease, the Sublease, the Premises, the Sublet Premises, the Building or any matter or thing related to them other than that all payments of rent now due under the Lease have been received by Corners Realty. This Agreement shall not constitute Corners Realty's approval or ratification of any of the provisions of the Sublease and Corners Realty shall not be bound or estopped by any of the provisions of the Sublease in any way.

      7. Upon the expiration or any earlier termination of the term of the Lease or the First Sublease, or in case Corners Realty accepts surrender of the Lease by Hitachi or Hitachi accepts surrender of the First Sublease by Bianco, except as provided in the next sentence, the Sublease and its term shall expire and come to an end as of the effective date of such expiration, termination, or surrender and Sublessee shall vacate the Sublet Premises on or before such date. If the Lease or the First Sublease shall expire or terminate during the term of the Sublease for any reason other than condemnation or destruction by fire or other cause, or if Hitachi shall surrender the Lease to Corners Realty or Bianco shall surrender of the First Sublease to Hitachi during the term of the Sublease, Corners Realty or Hitachi, as applicable, in its sole discretion, upon written notice given to Hitachi, Bianco and

            Sublessee on or before the effective date of such expiration, termination or surrender, without any additional or further agreement of any kind on the part of Sublessee, may elect to continue the Sublease as a direct lease between Corners Realty and Sublessee or as a direct sublease between Hitachi and Sublessee, as applicable (provided that the terms and provisions of the Lease and the First Sublease shall be deemed incorporated in the Sublease to the same extent as if the Lease or the First Sublease, as applicable, had not expired or terminated). In that event, Sublessee shall attorn to Corners Realty or Hitachi, as applicable, and Corners Realty or Hitachi, as applicable, and Sublessee shall have the same rights, obligations and remedies under the Sublease as Hitachi or Sublessor, as applicable, and Sublessee, respectively, had thereunder prior to such effective date, except that Corners Realty or Hitachi, as applicable, shall not be (1) liable for any act, omission, or default of Hitachi or Sublessor, as applicable, under the Sublease or for the return of all or any part of any security deposit not actually received by Corners Realty or Hitachi, as applicable (and Sublessee shall have no claim against any security deposited under the Lease), or (2) subject to any offsets, claims, or defenses that Sublessee had or might have against Hitachi or Sublessor, or (3) bound by any rent or additional rent or other payment paid by Sublessee to Hitachi or Sublessor, as applicable, in advance, or (4) bound by any modification, amendment, or abridgment of the Sublease made without Corners Realty's prior written consent. Upon expiration of the Sublease pursuant to the provisions of the first sentence of this Paragraph 7, if Sublessee shall fail to vacate the Sublet Premises as provided in the Lease, Corners Realty shall have against Sublessee all of the rights and remedies available against Hitachi under the Lease or against Sublessor under the First Sublease as well as the rights and remedies available generally to a Corners Realty against a tenant holding over after the expiration of a term.

      8. Each of Hitachi, Sublessor and Sublessee at all times shall be liable for all bills rendered by Corners Realty for charges incurred by or imposed upon Sublessee for services rendered and materials supplied to the Sublet Premises.

      9. Each of Hitachi and Sublessor represents that, as of the date hereof, all of the obligations of Corners Realty under the Lease have been complied with and performed by Corners Realty and any payments required to be made by Corners Realty to Hitachi or Sublessor or by Hitachi or Sublessor to Corners Realty or Hitachi under the Lease have been made.

      10. Hitachi, Sublessor and Sublessee each represents and warrants to Corners Realty that the information supplied to Corners Realty by each of Hitachi, Sublessor and Sublessee in connection with obtaining this Consent to Sublease (including, but not limited to, all summaries, financial statements, notices, and other documents) is true and complete and that no consideration has been or will be paid by Sublessee for or in connection with the Sublease or the sale of any furniture, furnishings, fixtures, or improvements in the Sublet Premises that has not been disclosed in the Sublease. Also, Sublessor and Sublessee each represents and warrants to Corners Realty that Exhibit B is a complete and correct copy of the Sublease and that there are no other agreements between them relating to the Sublease, or the use or occupancy of the Sublet Premises or the furniture, furnishings, fixtures, or improvements therein. The representations and warranties contained in this Paragraph 10 shall be deemed incorporated in the Lease and the inaccuracy of any of such representations and warranties shall constitute a default under the Lease entitling Corners Realty to exercise any or all the remedies for default provided in the Lease or otherwise available at law or in equity.

      11. Any notice, demand, consent, approval, disapproval, or statement (collectively, "Notices") given under the Lease or under this Agreement shall be given in accordance with the terms of the Lease, except that such Notices, if given to Hitachi, shall be addressed to Hitachi only at its address first above set forth in this Agreement and, if given to Sublessee, shall be addressed to Sublessee at its address first set forth in this Agreement until Sublessee is in occupancy at the Sublet Premises, and thereafter shall be addressed to Sublessee only at the Building. A copy of all Notices given to Corners Realty under this Agreement or under the Lease shall be given to the attention of Kim Adams, Vice President, with copies to Trammell Crow Company, 6525 The Corners Parkway, Suite 112, Norcross, Georgia 30092, attn: Property Manager. Corners Realty and Hitachi each may designate a different address for Notices to it in a Notice given to the other parties under this Paragraph 11. Nothing contained in this Paragraph 11 shall be deemed to require Corners Realty to give any Notices to Sublessee under the Lease.

      12. This Agreement shall not be effective until executed by each of Corners Realty, Hitachi, Sublessor and Sublessee.

      IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

                                         CORNERS REALTY CORPORATION, INC.,
                                         as Lessor

                                         By: /s/ Kim Adams
                                             ---------------------------------
                                                 Kim Adams
                                                 Vice President

                                         HITACHI ELECTRONIC DEVICES (USA),
                                         INC. ("Hitachi"), as Tenant

                                         By: /s/ Lawrence W. Davis, Jr.
                                             -------------------------------
                                          Name: Lawrence W. Davis, Jr.
                                          Title: V.P, Gen. Mg. Corp. Officer

                                         BIANCO HOPKINS & ASSOCIATES, as
                                         Sublessor

                                         By: /s/ Rosalie Hopkins
                                             -------------------------------
                                          Name: Rosalie Hopkins
                                          Title: President

                                         INTERNET COMMERCE CORPORATION, as
                                         Sublessee

                                         By: /s/ Glen E. Shipley
                                             -------------------------------
                                          Name: Glen E. Shipley
                                          Title: Chief Financial Officer

This Agreement shall be governed and construed in accordance with Georgia law without regard to conflicts of law rules.